Exhibit 10.2

EXECUTION COPY

AMENDED AND RESTATED CREDIT AGREEMENT
among
NEXTEL TELECOMUNICAÇÕES LTDA.
as Borrower
THE GUARANTORS SIGNATORIES HERETO
as Guarantors
CHINA DEVELOPMENT BANK
as Lender
CHINA DEVELOPMENT BANK
as Administrative Agent
and
CHINA DEVELOPMENT BANK
as Arranger
Dated as of October 31, 2017

Table of Contents
Page

Section 1.	Definitions and Rules of Interpretation. 1

1.1	Defined Terms. 1

1.2	Rules of Interpretation. 1

1.3	Accounting Principles. 1

1.4	Accounting Changes. 2

1.5	Computations. 2

Section 2.	Amounts and Terms of Credit Facility. 2

2.1	The Loans. 2

2.2	Reserved. 3

2.3	Reserved. 3

2.4	Reserved. 3

2.5	Evidence of Obligations. 3

2.6	Interest. 3

2.7	Interest Periods. 4

2.8	Net Payments. 4

2.9	Illegality. 6

2.10	Increased Costs and Reduction of Return. 6

2.11	Inability to Determine Rates. 7

2.12	Survival. 8

2.13	Replacement Lender. 8

2.14	Matters applicable to All Requests for Compensation. 9

Section 3.	Conditions. 9

3.1	Conditions to Effectiveness of this Agreement 9

Section 4.	Representations, Warranties and Agreements. 12

4.1	Organization. 12

4.2	Authority and Consents. 12

4.3	Governing Law and Enforcement. 13

4.4	Financial Condition. 13

4.5	No Misleading Information. 14

4.6	Litigation; Labor Disputes. 14

4.7	Governmental Approvals. 14

4.8	Use of Proceeds. 15

4.9	Employee Benefit Plans. 16

4.10	Taxes. 16

4.11	No Filing or Stamp Taxes. 16

4.12	Investment Company Act. 16

4.13	Regulation. 17

4.14	Environmental Matters. 17

4.15	No Default. 17

4.16	Compliance with Laws. 17

4.17	Liens. 18

4.18	Intellectual Property. 18

4.19	Good Title. 18

4.20	Ranking. 18

4.21	Group Chart. 19

4.22	Solvency. 19

4.23	No Adverse Consequences. 19

4.24	Immunity. 19

4.25	Availability and Transfer of Foreign Currency. 20

4.26	Sanctions. 20

4.27	Subordinated Restricted Intercompany Indebtedness. 20

4.28	Itau and Bradesco Indebtedness. 21

Section 5.	Covenants. 21

5.1	Financial Statements and Other Information. 21

5.2	Other Notices. 23

5.3	Maintenance of Existence; Conduct of Business. 23

5.4	Compliance with Laws. 23

5.5	Payment of Taxes. 23

5.6	Accounting and Financial Management. 24

5.7	Governmental Approvals. 24

5.8	Maintenance of Properties, Books and Intellectual Property. 24

5.9	Insurances. 25

5.10	Pension Plans. 25

5.11	Access. 25

5.12	Limitation on Liens. 25

5.13	Merger; Disposals. 26

5.14	Change of Business. 27

5.15	Amendment of Charter Documents. 27

5.16	Reserved. 27

5.17	Transactions with Affiliates. 27

5.18	Fiscal Year. 27

5.19	Environmental Compliance. 27

5.20	Certain Agreements. 28

5.21	Ranking. 28

5.22	Financial Ratio. 28

5.23	Registration. 30

5.24	Dividends and Share Redemption. 30

5.25	Incremental Indebtedness and Subordinated Restricted Intercompany Indebtedness. 30

5.26	Guarantees or Indemnities. 31

5.27	Customer Discretion for Remittances. 31

5.28	Registration of Schedule of Payments. 31

5.29	Notarization. 32

5.30	Further Assurances. 32

5.31	Powers of Attorney 33

5.32	Borrower Accounts Pledges. 33

5.33	Application of FATCA 34

5.34	FATCA Deduction and Gross-up by Obligor. 34

5.35	FATCA Deduction by a Financing Party. 35

Section 6.	Payment Provisions; Fees. 35

6.1	Repayment of Principal 35

6.2	Voluntary Prepayments. 36

6.3	Mandatory Prepayments. 36

6.4	Loan Maturity Date. 38

6.5	Reserved. 38

6.6	Method and Place of Payment. 38

6.7	Computations. 39

6.8	Fees 39

6.9	Application of Payments; Sharing. 39

Section 7.	Events of Default and Remedies. 40

7.1	Events of Default. 40

7.2	Acceleration. 43

7.3	Borrower’s Right to Cure. 43

Section 8.	The Administrative Agent. 44

8.1	Appointment and Authorization. 44

8.2	Delegation of Duties. 45

8.3	Liability of the Administrative Agent. 45

8.4	Reliance by the Administrative Agent. 46

8.5	Notice of Default. 46

8.6	Credit Decision. 47

8.7	Indemnification of Administrative Agent. 47

8.8	Administrative Agent in Individual Capacity. 48

8.9	Successor Administrative Agent. 48

8.10	Registry. 49

Section 9.	Guaranty. 49

9.1	Guaranty. 49

9.2	Bankruptcy. 49

9.3	Nature of Liability. 50

9.4	Independent Obligation. 50

9.5	Authorization. 50

9.6	Reliance. 51

9.7	Waiver. 51

9.8	Acknowledgement. 52

9.9	Payments. 53

9.10	Continuing Guaranty. 53

9.11	Limitation on Guaranteed Obligations. 53

9.12	Maximum Liability. 53

Section 10.	Miscellaneous. 54

10.1	Costs and Expenses. 54

10.2	Indemnity. 54

10.3	Notices. 55

10.4	Benefit of Agreement. 56

10.5	No Waiver; Remedies Cumulative. 56

10.6	No Third Party Beneficiaries. 56

10.7	Reinstatement. 56

10.8	No Immunity. 56

10.9	Judgment Currency. 57

10.10	The Arranger. 57

10.11	Counterparts. 57

10.12	Amendment or Waiver. 58

10.13	Assignments, Participations, etc. 58

10.14	Survival. 60

10.15	WAIVER OF JURY TRIAL. 61

10.16	Right of Set-off. 61

10.17	Severability. 61

10.18	Domicile of Loans. 61

10.19	Limitation of Recourse. 62

10.20	Governing Law; Submission to Jurisdiction; Etc. 62

10.21	Complete Agreement. 63

10.22	English Language. 63

10.23	Confidentiality. 64

10.24	Amendment and Restatement 64

APPENDICES:

Appendix A	Defined Terms and Rules of Interpretation

EXHIBITS:

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Compliance Certificate

Exhibit C	Form of Note

ANNEXES:

Annex I	Outstanding Loans

Annex II	Applicable Lending Offices

Annex III	Guarantors

Annex IV	Intercompany Indebtedness

AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 31, 2017, among (i) NEXTEL TELECOMUNICAÇÕES LTDA., a limited liability company (sociedade limitada) organized and existing under the laws of Brazil (the “Borrower”), (ii) the parties listed in Annex III (in such capacity, the “Guarantors”) and (iii) CHINA DEVELOPMENT BANK as arranger (the “Arranger”), administrative agent (in such capacity, the “Administrative Agent”) and lender (in such capacity, the “Lender”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantors, the Lender, the Administrative Agent and the Arranger entered into that certain US$250,000,000 Credit Agreement dated as of April 20, 2012, as amended by that certain Amendment No. 1 dated as of September 25, 2013, as further amended by that certain Amendment No. 2 dated as December 5, 2014 (as amended prior to the date hereof, the “Existing Credit Agreement”), which is not supported by the Sinosure Insurance;
WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement in its entirety as set forth herein; and
WHEREAS, each Guarantor is a Subsidiary of the Borrower and each Guarantor acknowledges that it will, directly or indirectly, derive substantial benefit from entering into this Agreement.
NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

Section 1.	Definitions and Rules of Interpretation.

1.1    Defined Terms.

Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its Appendices, Annexes and Exhibits shall have the respective meanings assigned to such terms in Appendix A attached hereto.
1.2    Rules of Interpretation.

Except as otherwise expressly provided herein, the rules of interpretation set forth in Appendix A hereto shall apply to this Agreement.
1.3    Accounting Principles.
Except as otherwise provided in this Agreement, all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with Brazilian GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).
1.4    Accounting Changes.
If any Accounting Change shall occur and such change results in a change in the method of calculation of any financial covenant or ratio in this Agreement and either the Borrower or Required Lenders so request, then (a) the Borrower and the Administrative Agent shall negotiate in good faith to amend such provisions of this Agreement to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such

Accounting Change had not been made and (b) if the Borrower makes such request, the Borrower shall provide evidence of such Accounting Change to the Administrative Agent. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the CPC (Comitê de Pronunciamentos Contábeis), and/or, if applicable, CVM (Brazilian Securities Exchange Commission) and/or the BACEN (Brazilian Central Bank). Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with Brazilian GAAP as of the date hereof for all purposes of this Agreement, notwithstanding any change in Brazilian GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes as provided for above.
1.5    Computations.
On any day when any computation or calculation hereunder or under any other Financing Document requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in Reais shall be deemed to be the Dollar Equivalent thereof on such day for purposes of such computation or calculation.

Section 2.	Amounts and Terms of Credit Facility.

2.1The Loans.

(a)Prior to the date hereof, the Lender made loans (the “Loans”) to the Borrower in the aggregate principal amount of US$250,000,000. The Borrower and the Administrative Agent acknowledge and agree that as of the date hereof, the outstanding principal balance of the Loans is US$77,958,189.37.

(b)On the Restatement Closing Date, all “Loans” outstanding under the Existing Credit Agreement shall be deemed to be automatically outstanding as Loans hereunder as if the Borrower had borrowed such Loans under this Agreement on the Restatement Closing Date.

2.2Reserved.

2.3Reserved.

2.4Reserved.

2.5Evidence of Obligations.

(a)Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender as a result of the Loans of such Lender, including the amounts of principal, interest and other amounts payable and paid to such Lender from time to time under this Agreement. Absent manifest error, the entries made by each Lender pursuant to the foregoing sentence shall constitute prima facie evidence, of the existence and amounts of the Loans and other obligations therein recorded; provided, however, that the failure of any Lender to maintain such account or accounts shall not in any manner affect the obligations of the Borrower to repay or pay the Loan made by such Lender, accrued interest thereon and the other obligations of the Borrower to such Lender hereunder in accordance with the terms of this Agreement. Each Lender will advise the Borrower of the outstanding Indebtedness hereunder to such Lender upon written request therefor.

(b)The Borrower agrees that, upon the request of the Administrative Agent or by any Lender, the Borrower will promptly execute and deliver to such Lender a note evidencing any Loans of such Lender, substantially in the form of Exhibit C (a “Note”) with appropriate insertions as to date and principal amount.

(c)Notwithstanding anything to the contrary contained above in this Section 2.5 or elsewhere in this Agreement, no failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Financing Documents.

2.6Interest.

(a)The Borrower agrees to pay interest in respect of the unpaid and outstanding principal amount of each Loan for each day during each Interest Period with respect thereto at a rate per annum equal to the sum of (i) LIBOR in effect for such Interest Period and (ii) the applicable Margin.

(b)Overdue principal, interest and any other amount under or in connection with this Agreement shall bear interest (by way of liquidated damages and not as penalty) at a rate which is equal to the sum of (i) LIBOR in effect from time to time, (ii) the applicable Margin, and (iii) two per cent (2%) per annum, with such default interest (“Default Interest”) to be payable on demand.

(c)Accrued (and theretofore unpaid) interest shall be payable on each Interest Payment Date and, in respect of each Loan, on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) or, after such maturity, on demand. Notwithstanding the foregoing, Default Interest payable in accordance with Section 2.6(b) shall be payable as provided therein.

(d)On each Interest Determination Date, the Administrative Agent shall determine the LIBOR for the applicable Interest Period to be applicable to the Loans or to any portion thereof and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.7Interest Periods.

The interest period (an “Interest Period”) applicable to all Loans shall be a one (1) month period; provided, however, that:
(a)all Loans comprising the same Borrowing shall have the same Interest Periods;
(b)subject to clauses (c), (d) and (e) below, each Interest Period for any Loan shall commence on (and include) an Interest Payment Date and end on (but not include) the next succeeding Interest Payment Date;
(c)if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
(d)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

(e)any Interest Period that would otherwise extend beyond the Loan Maturity Date shall instead end on the Loan Maturity Date.

2.8Net Payments.

(a)All payments (including, without limitation, any fees, commissions or expenses paid by the Borrower to any Financing Party) made by the Borrower hereunder or under any other Financing Document will be made without setoff, counterclaim or other similar defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of any Lender, any tax imposed on or measured by the net income, revenue, or gross receipts of such Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay such additional amounts as may be necessary so that the net amount received by the relevant Financing Party hereunder or under any other Financing Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Financing Document as if the corresponding deduction or withholding had not been made. The Borrower will furnish to the Administrative Agent within thirty (30) days after the date of the payment of any Taxes due pursuant to applicable law evidence of such payment in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b)Each Lender and the Administrative Agent agree to complete in good faith and execute and deliver to the Borrower, in a timely manner, such form, certificates, information or documentation relating to such Lender or Administrative Agent to establish the extent to which any payments to such Lender or Administrative Agent are exempt from, or are entitled to a reduction of withholding or deduction of any Taxes (collectively, the “Forms”). Notwithstanding anything to the contrary herein, neither any Lender nor the Administrative Agent shall be required to provide any Forms pursuant to this Section 2.8(b) unless (i) such Forms are required by law as a condition to, or evidence of entitlement to, relief or exemption in whole or in part from any Taxes, (ii) such Lender or the Administrative Agent is legally entitled to complete, execute and deliver such Forms and (iii) the Borrower shall have timely provided to such Lender or the Administrative Agent a written notice requesting that such Lender or the Administrative Agent execute and deliver such Forms together with the Forms and the official instructions thereto, if any.

(c)If the Borrower pays any additional amount under this Section 2.8 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall, in good faith, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) nothing in this Section 2.8(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns); and (iii) no Lender shall be required to pay any amounts pursuant to this Section 2.8(c) at any time when a Default or Event of Default exists.

(d)Notwithstanding anything to the contrary, the Borrower shall not be required pursuant to this Section 2.8 to pay any additional amount to, or to indemnify, any Lender or the Administrative Agent, as the case may be, to the extent that such Lender or the Administrative Agent becomes subject to Taxes subsequent to the Original Closing Date (or, if later, the date such Lender or Administrative Agent becomes a party to this Agreement) as a result of a change in the jurisdiction of organization of such Lender or Administrative Agent or a change in the location of the Applicable Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower.

2.9Illegality.

If, on or after the date hereof, the introduction of any Law, or any change in any Law, or in the official interpretation or administration of any Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender to maintain its participation in a Loan, then:
(a)that Lender shall promptly provide written notice thereof to the Borrower through the Administrative Agent, setting out the relevant circumstances;
(b)the Borrower agrees to take all reasonable steps to obtain, as quickly as possible after receipt of such Lender’s request for prepayment pursuant to this Section 2.9, any Governmental Approvals then required in connection with such prepayment; and
(c)the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the Interest Payment Date immediately occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the written notice delivered to the Borrower through the Administrative Agent (being no earlier than (i) the last day of any applicable grace period permitted by law, or (ii) twenty (20) Business Days after the delivery date of the written notice from the Lender, whichever occurs later) without any Break Cost, premium, penalty or fee of any nature.

2.10Increased Costs and Reduction of Return.

(a)Subject to Section 10.13(f), if any Lender shall have determined, in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto), at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in any tax imposed on or measured by the net income, revenue, or gross receipts or similar charges or otherwise compensated for Taxes under Section 2.8) because of any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the official interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction, after the Original Closing Date, of any new law or governmental rule, regulation, order, guideline or request, then, and in any such event, the Borrower shall pay to such Lender, within thirty (30) days of written demand therefor, such additional reasonable and duly documented amounts as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder; provided, however, that before making any such demand each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender (a written notice by such Lender as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender, shall, absent manifest error, be final and conclusive and binding on all parties hereto).

(b)If a Lender requests compensation under this Section 2.10 or if the Borrower is required to pay additional amounts to any Lender under Section 2.8 as a result of any internal reorganization of such Lender, then such Lender shall, in good faith consultation with the Borrower, take commercially reasonable steps to mitigate any circumstances giving arise to the gross-up under Section 2.8 or the indemnification under this Section 2.10, failing which, the Borrower shall be entitled to designate a Replacement Lender under Section 2.13. A Lender need not take any such steps if such Lender determines, in its reasonable opinion, that to do so would be materially prejudicial to it (it being understood that it is not prejudicial to the Lender to bear costs that the Borrower is willing to reimburse).

2.11Inability to Determine Rates.

If, on or prior to the first day of any Interest Period (an “Affected Interest Period”): (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, LIBOR cannot be determined pursuant to the definition thereof; or (b) the Required Lenders determine and notify the Administrative Agent that the relevant rate of interest referred to in the definition of “LIBOR” upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Lenders of maintaining its Loans for such Affected Interest Period; or (c) the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Administrative Agent to determine LIBOR for the relevant Interest Period, the Administrative Agent shall give notice thereof (a “Rate Determination Notice”) to the Borrower and the Lenders as soon as practicable thereafter. If such Rate Determination Notice is given, during the thirty (30) day period following such Rate Determination Notice (the “Negotiation Period”) the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of all Lenders) for the Loans that shall reflect the cost to the Lenders of maintaining their Loans from alternative sources (a “Substitute Basis”), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of LIBOR to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such Rate Determination Notice have ceased to apply (it being understood and agreed that the relevant agreement may permanently impose the Substitute Basis should LIBOR permanently cease to be determinable). If a Substitute Basis is not agreed upon during the Negotiation Period, each Lender shall, subject to compliance with applicable Brazilian laws and regulations, determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount, provided that only one such certification shall be required in connection with any permanent adjustment to the rate basis arising from LIBOR permanently ceasing to be determinable) the rate basis reflecting the cost to such Lender of its Loans for the Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such Rate Determination Notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Lender and shall apply in lieu of LIBOR, as applicable, for the relevant Interest Period and (at the election of such Lender if LIBOR should permanently cease to be determinable) all subsequent Interest Periods.
2.12Survival.

The agreements and obligations of the Borrower in Sections 2.8, 2.10 and 2.11 shall survive the payment of the Loans and all other obligations under the Financing Documents.

2.13Replacement Lender.

(a)If at any time the Borrower becomes obliged to prepay any amount in accordance with Section 2.9 or pay any compensation under Section 2.10 to any Lender, then the Borrower shall have the right, at its sole expense and effort and provided that no Default or Event of Default then exists or would exist after giving effect to such replacement, on ten (10) Business Days prior written notice to the Administrative Agent and such Lender, to replace such Lender by requiring such Lender to (and such Lender shall) assign and delegate, without recourse, pursuant to Section 10.13 all (and not part only) of its rights and obligations under this Agreement to a Lender or another bank or financial institution (a “Replacement Lender”) selected by the Borrower for a purchase price in cash payable at the time of assignment equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, fees, and other amounts payable in relation thereto under the Financing Documents. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)The replacement of a Lender pursuant to this Section 2.13 shall be subject to the following conditions: (i) all obligations of the Borrower then owing to the replaced Lender (other than those specifically described in paragraph (a) above in respect of which the assignment purchase price has been paid but including all amounts, if any, owing under any Financing Document) to be paid in full to such replaced Lender concurrently with such replacement; (ii) the Borrower shall have no right to replace the Administrative Agent or Security Agent; (iii) neither the Administrative Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender; and (iv) in no event shall the Lender replaced under this Section 2.13 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Financing Documents.

(c)The Replacement Lender shall enter into the Assignment and Acceptance pursuant to Section 10.13 pursuant to which the Replacement Lender shall acquire all of the outstanding Loans of the replaced Lender. Upon receipt by the replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute the Assignment and Acceptance on behalf of such replaced Lender and any such Assignment and Acceptance so executed by the Administrative Agent, and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 10.13. Upon the execution of the Assignment and Acceptance, the payment of amounts referred to in paragraphs (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 8.10, the Replacement Lender shall become a Lender hereunder and the replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.8, 2.9, 2.10, 2.11, 10.1, 10.2), which shall survive as to such replaced Lender.

2.14Matters applicable to All Requests for Compensation.

Notwithstanding anything herein to the contrary, with respect to any Lender’s claim for compensation under any of Sections 2.8, 2.9, and 2.10, the Borrower shall not be required to compensate any Lender pursuant to Sections 2.8, 2.9, or 2.10 for any amounts incurred more than two-hundred seventy (270) days prior to the date that such Lender notifies the Borrower of the event that gives rise to the claim; provided that, if the circumstances giving rise to such claim have retroactive effect, then such two-hundred seventy (270) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.	Conditions.

3.1Conditions to Effectiveness of this Agreement. This Agreement shall be effective upon the satisfaction or waiver of the following conditions precedent:

(a)the Administrative Agent shall have received the following, each of which shall be in form and substance satisfactory to the Administrative Agent (acting on the instructions of all Lenders):
(i)a duly executed copy of this Agreement;

(ii)a duly executed copy of the Sinosure Credit Agreement;

(iii)approval by Sinosure of the Sinosure Credit Agreement;

(iv)a duly executed copy of the Parent Guaranty;

(v)a duly executed copy of the Support Agreement;

(vi)a copy of the following legal opinions, which legal opinions shall be dated as of the Restatement Closing Date and addressed to each Financing Party: (x) the legal opinion of Freshfields Bruckhaus Deringer US LLP, New York counsel to the Administrative Agent and the Lenders, as to matters of enforceability of this Agreement and the Parent Guaranty under New York law; (y) the legal opinion of Machado, Meyer, Sendacz e Opice, Brazilian counsel to the Administrative Agent and the Lenders, as to matters of due incorporation, due authorization of the execution, delivery, and performance of this Agreement with respect to the Borrower and each Guarantor and security matters; and (z) the legal opinion of Arendt & Medernach SA, Luxembourg, as to matters of due incorporation, due authorization of the execution, delivery, and performance of the Parent Guaranty;

(vii)in respect of the Borrower, the most recently available Certificate of Good Tax Standing issued by the Federal Revenue Service (“Certidão Negativa de Débitos relativos aos Tributos Federais e à Dívida Ativa da União”);

(viii)an Officer’s Certificate of the Borrower, dated as of the Restatement Closing Date, certifying (x) that attached thereto is a true and complete copy of the Charter Documents of the Borrower, (y) that attached thereto is a true and complete copy of the resolutions duly adopted by the shareholders (or other equivalent body) of the Borrower duly filed with São Paulo’s Board of Commerce (Junta Comercial do Estado de São Paulo): (A) approving the transactions contemplated by this Agreement, the Receivables Assignment Agreement and the Additional Fiduciary Assignments; (B) authorizing the execution, delivery and performance of this Agreement, the Receivables Assignment Agreement and the Additional Fiduciary Assignments; and (C) authorizing a named person or persons to execute this Agreement, the Receivables Assignment Agreement and the Additional Fiduciary Assignments and any documents to be delivered by the Borrower under such documents and dispatch all documents and notices to be signed and/or dispatched by the Borrower under or in connection with this Agreement, the Receivables Assignment Agreement and the Additional Fiduciary Assignments, provided that if such persons are not appointed officers of the Borrower, the Borrower shall execute powers-of-attorney authorizing and naming such persons to practice such acts, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (z) as to the name, incumbency and specimen signature of each officer of the Borrower executing the Financing Documents to which the Borrower is intended to be a party and each other document delivered by the Borrower from time to in connection therewith;

(ix)an Officer’s Certificate of each Guarantor, dated as of the Restatement Closing Date, certifying (x) that attached thereto is a true and complete copy of the Charter Documents of such Guarantor, (y) that attached thereto is a true and complete copy of the resolutions duly adopted by the shareholders or board of directors (or other equivalent body) of such Guarantor duly filed with the relevant Board of Commerce (Junta Comercial): (A) approving the transactions contemplated by this Agreement; (B) authorizing the execution, delivery and performance of this Agreement; and (C) authorizing a named person or persons to execute this Agreement and any documents to be delivered by the Guarantor under this Agreement and dispatch all documents and notices to be signed and/or dispatched by the Guarantor under or in connection with this Agreement, provided that if such persons are not appointed officers of a Guarantor, such Guarantor shall execute powers-of-attorney authorizing and naming such persons to practice such acts, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (z) as to the name, incumbency and specimen signature of each officer of such Guarantor executing the Financing Documents to which such Guarantor is intended to be a party and each other document delivered by such Guarantor from time to in connection therewith;

(x)an Officer’s Certificate of the Parent, dated as of the Restatement Closing Date, certifying (x) that attached thereto is a true and complete copy of the Charter Documents of the Parent, (y) that attached thereto is a true and complete copy of the resolutions duly adopted by the board of directors (or other equivalent body) of the Parent: (A) approving the transactions contemplated by the Parent Guaranty and the Support Agreement; (B) authorizing the execution, delivery and performance of the Parent Guaranty and the Support Agreement; and (C) authorizing a named person or persons to execute the Parent Guaranty and the Support Agreement and any documents to be delivered by the Parent in connection with the Parent Guaranty or the Support Agreement and dispatch all documents and notices to be signed and/or dispatched by the Parent under or in connection with the Parent Guaranty or the Support Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (z) as to the name, incumbency and specimen signature of each officer of the Parent executing the Financing Documents to which the Parent is intended to be a party and each other document delivered by the Parent from time to in connection therewith;

(xi)the Receivables Assignment Agreement and Additional Fiduciary Assignments shall have been (x) duly executed by each party thereto, (y) registered with the Registry of Titles and Deeds (Cartório de Registro de Títulos e Documentos) of the City of São Paulo and, if applicable, Brasilia and (z) duly created and perfected to provide the first ranking priority Lien intended to be provided therein;

(xii) (A) a duly executed copy of (x) Amendment No. 5 to the BdB Credit Agreement and (y) Amendment No. 5 to the Caixa Credit Agreement, each in full force and effect and (B) a duly executed copy of (x) Amendment No. 6 to the BdB Credit Agreement and (y) Amendment No. 6 to the Caixa Credit Agreement, the effectiveness of each subject to Sinosure’s approval of the amendment and restatement of the Sinosure Credit Agreement;

(xiii)evidence that all payments due and payable to CT Corporation System by each Obligor have been duly paid or discharged;

(xiv)a duly executed letter from RK Partners confirming the reasonableness of the Borrower’s Business Plan previously delivered to the Administrative Agent;

(xv)evidence of AINMT’s investment of US$50,000,000 into Parent, such as bank account statements and share certificates held by AINMT;

(xvi)evidence of NII Holdings’ direct or indirect equity contributions of US$70,000,000 into the Borrower since January 1, 2017, such as bank account statements, wire transfer receipts, share certificates, and share registers;

(xvii)evidence of NII Holdings’ direct or indirect equity contributions of US$169,666,667 into Parent as of July 3, 2017, such as bank account statements, wire transfer receipts, share certificates, and share registers;

(xviii)a copy of an independent valuation report dated as of December 31, 2016 setting forth the valuation of substantially all the Borrower’s fixed assets pledged pursuant to the Additional Fiduciary Assignment; and

(xix)evidence that an application has been made to the Central Bank to amend the existing ROF with the creation of a new ROF and a new Schedule of Payments reflecting the aggregate Loans outstanding as of the Restatement Closing Date, and the relevant fees, expenses and commissions expressly referred to in the Financing Documents.

(b)On or before the Restatement Closing Date, the Administrative Agent and the Lenders shall have received all fees required to be paid, including the fees set forth in the Fee Letter, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel) at least two Business Days before the Restatement Closing Date.

Section 4.Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement, each Obligor makes the following representations, warranties and agreements (only in respect of itself and any of its Subsidiaries) as of the Restatement Closing Date, and makes the Repeating Representations (only in respect of itself and any of its Subsidiaries) as of each Interest Payment Date occurring in June and December of each year, in each case by reference to the facts and circumstances then existing:
4.1Organization.

Each Obligor is (i) duly organized, validly existing and in good standing under the laws of Brazil, and (ii) duly authorized and qualified to do business and is in good standing in its jurisdiction of incorporation and in jurisdictions in which the conduct of its business requires it to so qualify, except in the case of clause (ii), to the extent that failure to do so, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Obligor has the requisite corporate power and authority to own or lease and operate its Properties, to carry on its business, to borrow money and to execute, deliver and perform each Transaction Document to which it is or will be a party.

4.2Authority and Consents.

(a)The execution, delivery and performance by each Obligor of each Transaction Document to which it is or will be a party, and the transactions contemplated by the Transaction Documents: (i) have been duly authorized by all necessary corporate action; (ii) will not breach, contravene, violate, conflict with or constitute a default under (A) any of its Charter Documents, (B) any applicable Law or (C) any contract, loan, agreement, indenture, mortgage, lease or other instrument to which it is a party or by which it or any of its Properties may be bound or affected, including all Governmental Approvals, except in the case of clauses (B) and (C) above, to the extent that such breach, contravention, violation or other conflict or default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) will not result in or require the creation or imposition of any Lien upon or with respect to any of its Properties other than a Permitted Lien.

(b)Each Transaction Document (other than the Notes) to which an Obligor is a party (i) has been duly executed and delivered by such Obligor, and (ii) when executed and delivered by each of the other parties thereto will be the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by insolvency, moratorium, bankruptcy or similar laws affecting the enforcement of creditors’ rights generally.

(c)Reserved.

(d)Each Note to which an Obligor will be a party will, when executed and delivered by each of the parties thereto, be the legal, valid and binding obligation of such Obligor, as the case may be, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by insolvency, moratorium, bankruptcy or similar laws affecting the enforcement of creditors’ rights generally.

(e)All authorizations required for an Obligor to execute and deliver the Transaction Documents and to perform the transactions contemplated hereby have been obtained or effected and are in full force and effect.

4.3Governing Law and Enforcement.

(a)The choice of governing law of the Financing Documents will be recognized and enforced in Brazil, Luxembourg and New York, as applicable.

(b)Any judgment obtained in relation to a Financing Document in the jurisdiction of the governing law of that Financing Document will be recognized and enforced in Brazil; provided that, for the purposes of enforcing a final judgment of a foreign court in Brazil, (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment; (ii) process in the action has been served personally to the parties to the suit or to their duly appointed attorney(s) in fact/agents; (iii) such judgment does not contravene Brazilian public order, sovereignty or morality (as provided by article 17 of the Law of Introduction to the rules of Brazilian Law (Lei de Introdução às normas do Direito Brasileiro)) and is not contrary to a previous and final judgment (res judicata) handed down in Brazil concerning the same parties and in relation to a claim with identical object; (iv) such judgment is final in the jurisdiction where obtained and not subject to appeal (res judicata); and (v) the documents relating to the judgment rendered shall have been apostilled or legalized with the competent Brazilian consulate in the country where it was issued, and sworn translated into Portuguese by a sworn translator registered with the Board of Commerce (Junta Comercial) in Brazil.

4.4Financial Condition.

(a)The most recent financial statements delivered pursuant to Section 5.1 have been prepared in accordance with Brazilian GAAP and fairly present the financial condition of the Borrower as at such dates and the results of its operations for the periods ended on such dates.

(b)Except as disclosed in the most recent financial statements delivered pursuant to Section 5.1 or otherwise disclosed to the Administrative Agent in writing prior to the Restatement Closing Date, the Borrower has no outstanding material obligations or liabilities, fixed or contingent.

(c)Since the date of the most recent financial statements delivered pursuant to Section 5.1, there has been no event or condition which would have or could reasonably be expected to result in a Material Adverse Effect.

4.5No Misleading Information.

All documents, reports or other written information provided to a Financing Party by or on behalf of an Obligor under the Financing Documents and the transactions contemplated thereby are accurate and not misleading in any material respect and all projections provided to any Financing Party have been prepared in good faith on the basis of assumptions which were deemed reasonable at the time at which they were prepared and supplied (it being understood that (i) any projections as to any future events are as to future events and are not to be viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Obligors, that no assurance can be given that any particular projection will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material and that such projections are not a guarantee of future financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature) and all other written information provided by or on behalf of an Obligor under the Financing Documents was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect. No Obligor is aware of any circumstance that would render the information referred to above materially inaccurate or misleading.
4.6Litigation; Labor Disputes.

(a)There (i) is no action, suit, bankruptcy proceeding, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of the Borrower’s knowledge, threatened, against it by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of the Borrower’s knowledge, threatened, that has a reasonable possibility of being adversely determined and if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (ii) are no ongoing, or, to the best knowledge of the Borrower, currently threatened, strikes, slowdowns or work stoppages by the employees of the Borrower that could reasonably be expected to result in a Material Adverse Effect.

(b)There is no action, suit, other legal proceeding, arbitral proceeding, inquiry or investigation pending or, to the best of each Guarantor’s knowledge, threatened, against it by or before any Governmental Authority or in any arbitral or other forum, nor any order, decree or judgment in effect, pending, or, to the best of each Guarantor’s knowledge, threatened, that has a reasonable possibility of being adversely determined and if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.7Governmental Approvals.

(a)All Governmental Approvals (including the Licenses) necessary in connection with (A) the legality, validity and binding effect or enforceability or (B) the due execution and delivery of, and performance by each Obligor of its obligations and the exercise of its rights under, the Financing Documents to which it is party or any transaction contemplated by the Financing Documents (collectively, the “Necessary Governmental Approvals”), have been duly obtained or made, were validly issued, are in full force and effect, are final, are held in the name of any Obligor, and are free from conditions or requirements the compliance with which could reasonably be expected to result in a Material Adverse Effect or which any Obligor does not reasonably expect to be able to satisfy, in each case except for (w) the registration of the schedules of payment (esquema de pagamentos) within the ROF with the Central Bank to enable any Obligor to make remittances from Brazil in order to effect payment of scheduled principal and interest with respect to the Financing Documents to which it is a party (the “Schedule of Payments”) and the fees, expenses and commissions that are not expressly referred to in the Financing Documents, (x) any further special authorization from, or notice to, as the case may be, the Central Bank that will enable any Obligor to make payments that are specifically covered by the ROF and the Schedule of Payments on a date which is after the 120th day from the original scheduled due date of such payment and (y) any further special authorization from the Central Bank to enable any Obligor to make remittances from Brazil to make payments contemplated in the Financing Documents to which it is a party not specifically covered by the ROF and the Schedule of Payments; provided, however, that in order to ensure the admission of the Financing Documents before the public agencies and courts in Brazil, the signatures of the legal representatives of the parties who executed the Financing Documents outside of Brazil must be (A) duly notarized, (B) apostilled or legalized with the competent Brazilian consulate at the place of execution, (C) sworn translated into Portuguese by a sworn translator registered with the Board of Commerce (Junta Comercial) and (D) registered with the Registry of Titles and Deeds (Cartório de Registro de Títulos e Documentos) of the city in which the Borrower is headquartered. No event has occurred that could reasonably be expected to (A) result in the revocation, termination or adverse modification of any such Necessary Governmental Approval or (B) materially and adversely affect any rights of any Obligor under any such Necessary Governmental Approval.

(b)The information set forth in each application submitted by or on behalf of an Obligor in connection with each Necessary Governmental Approval and in all correspondence sent by or on behalf of an Obligor in respect of each such application was accurate and complete in all material respects at the time of the corresponding filing.

4.8Use of Proceeds.

(a)The proceeds of the Loans were used solely towards the reimbursement of the Borrower’s expenses for the build-out and deployment of its Telecommunications Networks prior to the date hereof.

(b)Neither the Borrower nor any other Fiduciary Assignor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock.

(c)Neither the making or guaranteeing of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U or Regulation X.

4.9Employee Benefit Plans.

(a)None of the Obligors or any of their respective Subsidiaries has incurred any material obligations in connection with the termination, withdrawal from, or payment of benefits under any Foreign Pension Plan. All material contributions and/or withholdings required to be made by the Borrower and its Subsidiaries with respect to a Foreign Pension Plan, if applicable, have been made.

(b)None of the Obligors or any of their respective Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any “employee benefit plan,” within the meaning of Section 3(3) of ERISA and subject to ERISA.

4.10Taxes.

(a)Each Obligor has filed or caused to be filed all Tax returns that are required to be filed by it and has paid or caused to be paid all Taxes shown to be due and payable by it on such returns or on any assessment received by it, except to the extent that any such Taxes are being diligently contested in good faith and by proper proceedings and as to which adequate accounting reserves have been provided or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There is no action, suit, proceeding, investigation, audit or claim now pending, to the best knowledge of each Obligor, that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)No liability for any tax will be incurred by any Obligor as a result of the execution, delivery or performance of this Agreement or any other Financing Document or the consummation of the transactions contemplated hereby or thereby except for withholding tax as may be imposed on the remittance of payment of interest, fees, commissions and other expenses from Brazil under the Laws of Brazil.

(c)    No Obligor is a US Tax Obligor.

4.11No Filing or Stamp Taxes.

Under the Laws of Brazil, it is not necessary (i) that the Financing Documents be filed, recorded or enrolled with any court or other authority in Brazil except as otherwise expressly provided for in the Financing Documents or by Brazilian courts or (ii) that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Financing Documents or the transactions contemplated by the Financing Documents other than such stamp, registration, notarial and other similar Taxes or fees which have already been paid or discharged or to be paid or discharged as contemplated by the Financing Documents; provided that certain judicial fees may be due.
4.12Investment Company Act.

The Borrower has not taken any action that could result in the Borrower falling within the definition of, and the Borrower is not, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.13Regulation.

The relevant Obligor has made all declarations and filings with and possesses all Governmental Approvals, that are necessary (i) to give effect to the Financing Documents and (ii) for the relevant Obligor to operate its business of offering telecommunications services in Brazil and engage in all activities as is currently engaged by the relevant Obligor, including without limitation all concession agreements between the relevant Obligor with ANATEL, and the relevant Obligor has not received notice or has knowledge of any limitation, restriction, requirement (including, without limitation, any ANATEL or other requirement related to the provision of any telecommunications services in any area in which the relevant Obligor operates), revocation or modification (actual, pending or, to the best knowledge of the relevant Obligor, threatened) of any such Governmental Approval that could reasonably be expected to result in a Material Adverse Effect.
4.14Environmental Matters.

(a)Each Obligor has complied and is now complying in all material respects with (i) all Environmental Laws applicable to the Project and (ii) the requirements of any Governmental Approvals issued under such Environmental Laws with respect to the Project.

(b)There are no facts, circumstances, conditions or occurrences regarding the Project that, to the knowledge of the Borrower (after due inquiry), could reasonably be anticipated to form the basis of an Environmental Claim against the Project, the Borrower or any of its Subsidiaries which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)There are no past, pending, or, to the best knowledge of the Borrower, threatened, Environmental Claims against the Borrower or any of its Subsidiaries or the Project which, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

This Section 4.14 sets forth the sole representations and warranties of the Borrower and other Obligors with respect to environmental, health and safety matters, including with respect to Environmental Laws, Environmental Claims and Hazardous Materials.
4.15No Default.

No Default has occurred and is continuing.
4.16Compliance with Laws.

None of the Obligors is in violation of any Law, Necessary Governmental Approval or its Charter Documents the violation of which has, or could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
4.17Liens.

(a)No Lien exists over any of the Licenses.

(b)Except for Liens arising under item (a) of the definition of “Permitted Liens”, no Liens exist over any of the Fiduciary Assigned Assets or Revenue Collection Accounts.

(c)Except for the Permitted Liens, no Liens exist over any of the other Properties of any Obligor.

4.18Intellectual Property.

The Borrower (i) is the sole legal and beneficial owner of or has licensed to it all the Intellectual Property which is material in the context of its business and which is required by it to carry on its business as it is being conducted, except where failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to its knowledge, does not, in carrying on its businesses, infringe any Intellectual Property of any third party which has or could reasonably be expected to result in a Material Adverse Effect; and (iii) has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.
4.19Good Title.

(a)Each Obligor has good, valid and marketable title to, or valid leases or licenses of, and all appropriate authorizations to use, the Properties necessary in all material respects to carry on the business as presently conducted, except for minor defects which do not materially interfere with its ability to conduct its business or to utilize such Properties.

(b)All Fiduciary Assigned Assets and Revenue Collection Accounts are legally and beneficially owned by the Fiduciary Assignors.

4.20Ranking.

(a)The rights and claims of the Financing Parties against any of the Obligors under the Financing Documents rank:

(i)pari passu in right of payment with all present and future senior unsecured unsubordinated indebtedness of such Obligor;
(ii)senior in right of payment and upon liquidation to the Subordinated Restricted Intercompany Indebtedness in accordance with the Subordination Agreement; and
(iii)senior in right of payment to any Obligor’s present and future senior unsecured indebtedness to the extent of the value of (x) the Fiduciary Assigned Assets and Specified Collection Accounts securing the rights and claims of the Financing Parties and (y) the receivables under the Bradesco Receivables Assignment Agreement securing the rights and claims of the Financing Parties, except, in each case, to the indebtedness of creditors whose rights and claims are mandatorily preferred by Brazilian laws of general application to companies.

(b)The Transaction Lien and the Liens arising under item (a)(i) of the definition of “Permitted Liens” have or will have first ranking priority and are not subject to any prior ranking or pari passu ranking Lien, except for Liens described in items (b)(i)(y), (iv), (v) and (vi) of the definition of “Permitted Liens”.

4.21Group Chart.

The Group Chart delivered to the Administrative Agent hereunder is true, complete and accurate in all material respects.

4.22Solvency.

(a)No corporate action, legal proceeding or other procedure or step described in Sections 7.1(e), 7.1(g), 7.1(h) or creditors’ process described in Section 7.1(l) has been taken or, to the knowledge of the Borrower, threatened in relation to it.

(b)No corporate action, legal proceeding or other procedure or step described in Sections 7.1(e), 7.1(g), 7.1(h) or creditors’ process described in Section 7.1(l) has been taken or, to the knowledge of any Guarantor, threatened in relation to such Guarantor.

4.23No Adverse Consequences.

(a)It is not necessary under the laws of Brazil, (i) in order to enable any Financing Party to enforce its rights under any Financing Document, or (ii) by reason of the execution of any Financing Document or the performance by it of any of its obligations under any Financing Document, that any Financing Party should be licensed, qualified or otherwise entitled to carry on business in Brazil.
(b)No Financing Party is or will be deemed to be resident, domiciled or carrying on business in Brazil by reason only of the execution, performance and/or enforcement of any Financing Document.

4.24Immunity.

Each Obligor is subject to civil and commercial law with respect to its obligations under the Financing Documents to which it is party, and the execution, delivery and performance of the Financing Documents by it constitute private and commercial acts rather than public or governmental acts. No Obligor nor any of its respective Properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the obligations of each Obligor under the Financing Documents.
4.25Availability and Transfer of Foreign Currency.

(a)Subject to Section 4.7, there are no registrations or requirements that limit the availability or transfer of foreign exchange for the purpose of the performance by an Obligor of its obligations under this Agreement or any other Transaction Document to which it is a party, including, without limitation, the payment in Dollars of all sums due hereunder or thereunder.
(b)No change in Law, nor any change in the official interpretation or administration of any Law, has occurred that could adversely impact (a) the ability of the Borrower to maintain Dollar accounts outside of Brazil and to transfer amounts from and outside of Brazil as necessary to meet its obligations under the Transaction Documents; and (b) the ability of an Obligor to use Dollars as necessary to perform all of its obligations under the Transaction Documents, including the making of payments in Dollars to the Financing Parties contemplated in the Financing Documents, unless such impact could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.26Sanctions.

Each Obligor represents and warrants to the Financing Parties that:
(a)neither it, nor any of its Subsidiaries, directors, officers, employees, nor to the knowledge of such Obligor any of its agents or affiliates is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) organized or resident in a country or territory that is, or whose government is, the subject of comprehensive territorial-based Sanctions (at the time of this Agreement, Cuba, Iran, Syria, North Korea, the Crimea region of Ukraine, and Sudan); and

(b)the proceeds of the Loans made hereunder will not, directly or indirectly, be used to (i) fund in violation of any applicable Sanctions any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of applicable Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

4.27Subordinated Restricted Intercompany Indebtedness.

(a)Annex IV hereto sets forth any and all Intercompany Indebtedness existing as of the date hereof.
(b)The Intercompany Indebtedness set forth on Annex IV hereto is subject to the Subordination Agreement and constitutes Subordinated Restricted Intercompany Indebtedness.

4.28Itau and Bradesco Indebtedness.

Neither the Borrower nor any Guarantor has incurred any Indebtedness to Itau or Bradesco (other than fees and expenses relating to the Itau Accounts and Bradesco Accounts).

Section 5.	Covenants.

Each of the Obligors, as applicable, covenants and agrees with each of the Lenders that, so long as any Loan or any other obligation is outstanding and until payment in full of all amounts payable by the Borrower under the Financing Documents:
5.1Financial Statements and Other Information.

The Borrower shall deliver or cause to be delivered to the Administrative Agent:
(a)Annual Financial Statements. As soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated annual financial statements (including statements of income, retained earnings and cash flow) of the Borrower, audited by an independent and reputable certified public Brazilian accountant of recognized international standing to ensure compliance with Brazilian GAAP;

(b)Semi-annual Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal half-year of the Borrower, a copy of its unaudited consolidated semi-annual financial statements (including statements of income, retained earnings and cash flow);

(c)Certificate. Together with each set of financial statements delivered pursuant to Section 5.1(a) or 5.1(b) above, a certificate of the chief financial officer, treasurer or financial controller of the Borrower certifying that (i) the financial statements are true and complete and fairly represents the consolidated financial conditions of the Borrower at the date such financial statements were drawn up and are prepared in accordance with Brazilian GAAP and (ii) no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing what action has been taken and is proposed to be taken with respect thereto);

(d)Financial Ratio. At any time after the first Calculation Date, together with each set of financial statements delivered pursuant to Section 5.1(a) or 5.1(b) above, (i) a detailed calculation of the Leverage Ratio certified by the chief financial officer, treasurer or financial controller of the Borrower, (ii) a Compliance Certificate and (iii) a letter from Deloitte or any other independent and reputable certified public accounting firm designated by the Borrower confirming that the Leverage Ratio calculation set out in the Compliance Certificate was performed in accordance with this Agreement;

(e)Defaults.

(i)Promptly after any officer or director of an Obligor obtains knowledge that any Default or Event of Default has occurred, a written notice of such event describing the same in reasonable detail satisfactory to the Administrative Agent and, together with such notice, a description in reasonable detail of what action has been taken and is proposed to be taken with respect thereto; and
(ii)Promptly after any officer or director of an Obligor obtains knowledge that an event of default (howsoever described) has occurred under any Material Indebtedness and/or that any of its Indebtedness has been accelerated by holder(s) of such Indebtedness as a result of an event of default (howsoever described) under such Indebtedness, a written notice describing the same in detail;

(f)Documents to Shareholders. Promptly after dispatch to the shareholders or creditors of the Borrower, all material documents dispatched by the Borrower to its shareholders generally (or any class of them) or to its creditors generally (or any class of them), to the extent such disclosure would not cause a breach of any confidentiality undertaking binding on the Borrower or non-compliance of any applicable Laws;

(g)“Know Your Client”. Promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent in order for the Financing Parties to carry out and be satisfied they have complied with all necessary “know your client” or other similar checks under all applicable Laws pursuant to the transactions contemplated in the Financing Documents;

(h)Capital and Organizational Structure. Promptly, upon any change in the Borrower’s share capital and any material change to the Group Chart involving the Borrower or any Guarantor, details of such change;

(i)Notices. Promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication given or received by the Borrower pursuant to or relating to any of the Transaction Documents (including all requests for amendments or waivers) or pursuant to or relating to any Necessary Governmental Approval;

(j)Authorized Signatory. Promptly after any change to any person specified as an authorized signatory of the Borrower or a Guarantor in the resolutions delivered pursuant to Sections 3.1(a)(viii) or (a)(ix), details of such change and the specimen signatures of any new authorized signatory;

(k)Business Plan. Promptly after a new or materially updated Business Plan becomes available, such new or updated Business Plan;

(l)Mergers and Disposals. Details of any proposed mergers by an Obligor or a disposal of an Obligor, in each case, as permitted under Section 5.13, at least thirty (30) days prior to the proposed completion date of such merger or such disposal; and

(m)Bank Statements. Within five (5) Business Days of the first Business Day of each calendar month (the “Statement Delivery Period”), copies of bank statements for the previous calendar month for each Specified Account.

5.2Other Notices.

Each Obligor shall promptly, but in any event no later than fifteen (15) Business Days, after any officer or director obtains actual knowledge thereof, give to the Administrative Agent notice of:
(a)any pending or threatened application or proceeding by or before any Governmental Authority for the purpose of revoking, terminating, withdrawing, suspending, modifying in an adverse manner or withholding any Necessary Governmental Approval held by or issued to it which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(b)any litigation, investigation or proceeding (including any request by any Person for arbitration proceeding) affecting it, a Consolidated Subsidiary or the Project or in which injunctive, declaratory or similar relief is requested which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)any (i) Taking, or (ii) other casualty, damage or loss to any Property of the Borrower, whether or not insured, through fire, theft, other hazard or casualty, in excess of twenty-million US Dollars (US$20,000,000) (or its equivalent in other currencies) (either in a single event or a series of events in any twelve (12) month period); and

(d)any other event, circumstance, development or condition which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.3Maintenance of Existence; Conduct of Business.

Each Obligor shall (i) take all actions to maintain all material rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations and (ii) comply with all of its contractual obligations if failure to so comply could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.4Compliance with Laws.

Each Obligor shall conduct its business in compliance with all applicable requirements of Law, including all relevant Governmental Approvals and Environmental Laws, except where any failure to comply could not, individually or in the aggregate, result in a Material Adverse Effect, and except that it may contest by appropriate proceedings conducted in good faith the validity or application of any such requirement of Law, so long as (a) none of the Financing Parties would be subject to any criminal liability for failure to comply therewith, and (b) all proceedings to enforce such requirement of Law against the Financing Parties shall have been duly stayed.
5.5Payment of Taxes.

Each Obligor shall duly pay and discharge before they become overdue (a) all taxes, assessments and other governmental charges or levies imposed upon it or its Property, income or profits, (b) all utility and other governmental charges incurred in the ownership, operation, maintenance, use, occupancy and upkeep of its business, (c) all fees, duties and charges payable in connection with the stamp taxes as set forth in Section 4.11 and (d) all lawful claims and obligations that, if unpaid, might result in the imposition of a Lien upon its Property (except for any Permitted Liens), except where a failure to make such payment or discharge, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, however, that if an Obligor shall contest in good faith any tax, assessment, charge, levy, claim or obligation, it may permit the tax, assessment, charge, levy, claim or obligation to remain unpaid during any period, including appeals, when it is in good faith contesting the same by proper proceedings, so long as (i) adequate reserves as required under Brazilian GAAP shall have been established and (ii) the contested claim is stayed within the applicable statutory terms.
5.6Accounting and Financial Management.

Each of the Borrower and any other Fiduciary Assignor shall (a) maintain reasonably adequate management information and cost control systems, and (b) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions and assets and business in accordance with Brazilian GAAP. In the event that the Borrower or any other Fiduciary Assignor replaces its existing auditors for any reason, the Borrower or such Fiduciary Assignor shall appoint and maintain as auditors another firm of independent public accountants, which firm shall be internationally recognized.
5.7Governmental Approvals.

Each Obligor shall: (i) from time to time obtain and maintain, and comply with, all Necessary Governmental Approvals as shall now or hereafter be required under applicable Laws and (ii) intervene in and contest any proceeding which seeks or may reasonably be expected, to rescind, terminate, modify in an adverse manner or suspend any Necessary Governmental Approval and, if reasonably requested by the Required Lenders, appeal any such rescission, termination, adverse modification or suspension in the manner and to the full extent permitted by applicable Law (provided that the obligations of each Obligor under this Section 5.7 shall not in any way limit or impair the rights or remedies of the Financing Parties under any Financing Document directly or indirectly arising as a result of any such rescission, termination, modification or suspension), except to the extent that the failure to take any of the actions above could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.8Maintenance of Properties, Books and Intellectual Property.

Each of the Borrower and any other Fiduciary Assignor shall (i) maintain in good working order and condition (ordinary wear and tear excepted) all of its Properties necessary in the conduct of its business, (ii) maintain updated books and records in accordance with good business practice of companies carrying on the same or substantially similar business and applicable Laws and (iii) shall preserve and maintain ownership of or the right to use all Intellectual Property and other rights with respect thereto which are necessary for the operation of its business unless the absence of which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.9Insurances.

The Borrower shall maintain or cause to be maintained in full force and effect at all times on and after the Restatement Closing Date and continuing throughout the term of this Agreement, at its own costs insurance coverage on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable insurance companies or underwriters except where the failure to maintain such insurance coverage could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
5.10Pension Plans.

Each of the Borrower, its Subsidiaries and the Guarantors, as applicable, shall maintain each pension or retirement plan or scheme or any similar plans in substantial compliance with the terms and the requirements thereof and in compliance with all applicable Laws.
5.11Access.

No more than two (2) times during each fiscal year of the Borrower or at any time and from time to time after the occurrence and during the continuance of a Default or an Event of Default, upon at least ten (10) Business Days prior written notice, the Borrower shall permit the Administrative Agent, Security Agent and/or accountants or other professional advisers and delegates of the Administrative Agent, free access at all reasonable times (during normal business hours) to the premises and Properties of the Borrower or any of the Guarantors to (a) inspect and make copies and extracts from the books, accounts and records of the Borrower and its Subsidiaries; (b) view the premises of the Borrower and its Subsidiaries and (c) meet and discuss with senior officers and employees of the Borrower; provided, however, that all costs and expenses associated with such visits and inspections upon the occurrence and continuation of a Default or an Event of Default shall be for the account of the Borrower.
5.12Limitation on Liens.

(a)Subject to paragraph (b) of this Section 5.12, except for the Permitted Liens, none of the Obligors shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired.
(b)None of the Obligors shall, directly or indirectly, create, incur, assume or suffer to exist any Lien upon (i) any of the Fiduciary Assigned Assets or Revenue Collection Accounts, except for any Lien arising under item (a) of the definition of “Permitted Liens”, or (ii) any of the Licenses.
(c)In the event an Obligor creates a Lien over any of its Property as permitted under item (b)(xii) of the definition of “Permitted Lien”, such Obligor shall, take all actions and execute all documents necessary to ensure that such Lien is also created in favor of the Security Agent (for the benefit of the Financing Parties) on a pari passu basis.

5.13Merger; Disposals.

(a)No Obligor shall consent to, enter into or become a party to any merger, consolidation (incorporação), including share merger (incorporação de ações), spin-off (cisão), liquidation, consolidation (fusão), amalgamation or sell, lease, transfer or otherwise dispose of any substantial part of its properties or, any of its properties essential to the conduct of its business or operations (“Transfer of Establishment”) (transferência de estabelecimento) without the prior written consent of the Administrative Agent unless such merger, consolidation (incorporação), including share merger (incorporação de ações), Transfer of

Establishment spin-off (cisão), liquidation, consolidation (fusão) or amalgamation is between or among (i) the Borrower and any Subsidiary of the Borrower and the Borrower is the surviving entity; (ii) the Guarantors and the assets of any merged or consolidated Guarantor shall remain with the surviving Guarantor, (iii) the Subsidiaries of the Borrower that are not Guarantors, (iv) the Borrower and any Person (other than a Guarantor or a Subsidiary) and the Borrower is the surviving entity, (v) a Guarantor and any Person (other than the Borrower or another Guarantor) and such Guarantor is the surviving entity, and in each case, (A) when no Default or Event of Default is continuing or would occur as a result of such merger, consolidation (incorporação), including share merger (incorporação de ações), Transfer of Establishment spin-off (cisão), liquidation, consolidation (fusão) or amalgamation, (B) such merger, consolidation (incorporação), including share merger (incorporação de ações), Transfer of Establishment spin-off (cisão), liquidation, consolidation (fusão) or amalgamation would not result in a Change of Control and (C) the Borrower has complied and will continue to comply with the financial ratio under Section 5.22(a).

(b)Subject to paragraph (c) below, none of the Obligors shall, either in a single transaction or a series of transactions, and whether voluntarily or involuntarily, sell, transfer, grant, lease or otherwise dispose of all or substantially all of its Properties except for a Permitted Disposal; provided that in the case of a Tower Asset Sale that results in the Borrower receiving Net Cash Proceeds in excess of US$20,000,000 (x) the Borrower shall comply with Section 6.3(j) and (y) any Net Cash Proceeds received by the Borrower during the Ceremonial Period not used to prepay the Outstanding Loan Balances pursuant to Section 6.3(j) shall be used to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in, or otherwise reinvest in, the business of the Borrower.

(c)Notwithstanding anything to the contrary herein or in any other Financing Document, no Obligor shall, in a single transaction or a series of transactions, and whether voluntarily or involuntarily, sell, transfer, grant, lease or otherwise dispose of (i) any of the Fiduciary Assigned Assets or Revenue Collection Accounts except as otherwise expressly permitted under, and in accordance with the terms of, the Fiduciary Assignment, any Additional Fiduciary Assignment or the Receivables Assignment Agreement or (ii) any of the Licenses; provided, any Guarantor may sell, grant, lease or otherwise dispose of any License, including any spectrum license, to the Borrower or any other Guarantor.

5.14Change of Business.

The Borrower shall (a) maintain its chief place of business in Brazil and maintain the office where it keeps its records concerning the Financing Documents at such location and (b) not engage in any business other than the Permitted Business.
5.15Amendment of Charter Documents.
None of the Obligors shall amend, vary, novate, supplement, supersede, waive, exercise any discretion under, or terminate any term of (or agree to any of the foregoing) its Charter Documents, except where any of such actions could not reasonably be expected to result in a Material Adverse Effect.
5.16Reserved.

5.17Transactions with Affiliates.

Except for the Permitted Related Party Transactions, the Borrower shall not directly or indirectly (a) make any Investment in or payment to an Affiliate of the Borrower (other than to a Subsidiary of the Borrower); (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate of the Borrower (except pursuant to a Permitted Disposal); (c) purchase or acquire Property from an Affiliate of the Borrower (except as permitted under Section 5.13); or (d) enter into any other transaction or arrangement directly or indirectly with or for the benefit of an Affiliate of the Borrower, unless any such transaction is (i) in the ordinary course of the Borrower’s (and such Affiliate’s) business, and (ii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.
5.18Fiscal Year.

The Borrower’s fiscal year shall end on December 31 of each calendar year.
5.19Environmental Compliance.

Each Obligor shall:
(a)comply with all Environmental Laws applicable to the Project, obtain and maintain any Governmental Approvals required pursuant to such applicable Environmental Laws, and take all reasonable steps in anticipation of known or expected future changes to or obligations under applicable Environmental Laws or any related Governmental Approvals except for any such non-compliance or failure to act which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(b)inform the Administrative Agent in writing as soon as reasonably practicable upon becoming aware of:

(i)any Environmental Claim which has been commenced or (to the best of the Borrower’s knowledge and belief) is threatened against it, or

(ii)any facts or circumstances which will or could reasonably be expected to result in any Environmental Claim being commenced or threatened against the Borrower, in the case of each of the foregoing clauses (i) or (ii) where such Environmental Claim has or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.20Certain Agreements.

No Obligor shall enter into any agreement or undertaking (except for the Financing Documents and as contemplated therein and except pursuant to any agreement approved by the Required Lender for the refinancing of any of the Loans) restricting, or purporting to restrict, the ability of such Obligor to amend this Agreement or any other Financing Document without the consent of the Administrative Agent.
5.21Ranking.

(a)Each of the Obligors shall ensure that the rights and claims of the Financing Parties against any of the Obligors under the Financing Documents at all times rank:

(i)pari passu in right of payment with all present and future senior unsecured unsubordinated indebtedness of such Obligor;
(ii)senior in right of payment and upon liquidation to the Subordinated Restricted Intercompany Indebtedness in accordance with the Subordination Agreement; provided, for the avoidance of doubt, any payment on any Subordinated Restricted Intercompany Indebtedness allowed pursuant to Section 5.25(b), shall not constitute a breach of this clause 5.21(a)(ii); and

(iii)senior in right of payment to any Obligor’s present and future senior unsecured indebtedness to the extent of the value of (x) the Fiduciary Assigned Assets and Specified Collection Accounts securing the rights and claims of the Financing Parties and (y) the receivables under the Bradesco Receivables Assignment Agreement securing the rights and claims of the Financing Parties, except, in each case, to the indebtedness of creditors whose rights and claims are mandatorily preferred by Brazilian laws of general application to companies.

(b)Each of the Obligors shall ensure that the Transaction Lien and the Liens arising under item (a)(i) of the definition of “Permitted Liens” shall have first ranking priority and shall not be subject to any prior ranking or pari passu ranking Lien, except for Liens described in items (b)(i)(y), (iv), (v) and (vi) of the definition of “Permitted Liens”.

5.22Financial Ratio.

The Borrower shall:
(a)not permit the Net Debt to Consolidated EBITDA ratio (the “Leverage Ratio”) as of each Calculation Date to be greater than the ratio set forth below opposite such Calculation Date:

Calculation Date:	Leverage Ratio:
June 30, 2020	6.50 to 1.00
December 31, 2020	5.50 to 1.00
June 30, 2021	4.50 to 1.00
December 31, 2021	4.00 to 1.00
June 30, 2022	4.00 to 1.00
December 31, 2022	4.00 to 1.00
June 30, 2023	4.00 to 1.00
December 31, 2023	4.00 to 1.00
June 30, 2024	4.00 to 1.00
December 31, 2024	4.00 to 1.00
June 30, 2025	4.00 to 1.00
December 31, 2025	4.00 to 1.00

provided that, for purposes of calculating compliance with the covenant set forth in this Section 5.22(a), the Leverage Ratio shall be tested as of each Calculation Date for the most recent period of twelve (12) consecutive months ending on such Calculation Date (the “Twelve Month Test Period”); provided further, if the Leverage Ratio is not satisfied as of the applicable Calculation Date using the Twelve Month Test Period, the Borrower shall be permitted to satisfy the Leverage Ratio as of the applicable Calculation Date by calculating the Leverage Ratio using the immediately preceding six (6) months of Consolidated EBITDA annualized; and
(b)ensure that the amount of Cash and Cash Equivalents held by the Borrower as of the last Business Day of each calendar month shall be no less than US$20,000,000 (the “Minimum Monthly Cash Balance”).

Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining whether an Event of Default has occurred and is continuing under the covenants set forth in Sections 5.22(a) and (b) hereto, the Borrower may make Leverage Test Covenant Cures and Minimum Cash Balance Covenant Cures pursuant to Section 7.3 hereto.

5.23Registration.

Subject to Section 5.29 hereof and Liens arising under item (a) of the definition of “Permitted Liens”, each Fiduciary Assignor shall take or cause to be taken all actions required to maintain, preserve and protect the Liens arising under item (a)(i) of the definition of “Permitted Liens” including causing the Fiduciary Assignment and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed in Brazil, and will execute and file statements and cause to be executed and filed statements, all in manner and in places and at times as are prescribed in this Agreement or in the Fiduciary Assignment or the Additional Fiduciary Assignment, as the case may be, and as may be required by the laws of Brazil, fully to preserve and protect the rights of the Financing Parties under this Agreement, the Fiduciary Assignment and the Additional Fiduciary Assignment.
5.24Dividends and Share Redemption.

(a)During the Ceremonial Period, the Borrower shall not make any Distribution.

(b)After the end of the Ceremonial Period, the Borrower shall not make any Distribution, unless:
(i)no Default is continuing or would occur immediately after the making of any such payment;

(ii)the Borrower has complied and will continue to comply, on a pro forma basis, with the financial ratio under Section 5.22 as of the date of such payment (without taking into account any Leverage Test Covenant Cures and Minimum Cash Balance Covenant Cures pursuant to Section 7.3 in determining compliance with the financial ratios as of the date of such payment); provided for purposes of demonstrating compliance with Section 5.22(b), copies of screen shots delivered to the Administrative Agent evidencing the Cash and Cash Equivalents held by the Borrower as of the Business Day preceding the payment shall be sufficient; and

(iii)all accrued obligations due and owing as of such payment have been paid;

provided, the Borrower shall not make more than one Distribution in any calendar year.
(c)Notwithstanding Section 5.24(a) hereto, during the Ceremonial Period, the Borrower shall not pay any Management Fee.

5.25Incremental Indebtedness and Subordinated Restricted Intercompany Indebtedness.

(a)During the period commencing on the Restatement Closing Date and ending on June 29, 2020, the Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, contract, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(b)Without prejudice to Section 5.22(a) (including, without limitation, the impact of any existing Permitted Indebtedness or other Indebtedness incurred in accordance with this Section 5.25(b) on the calculations under such Section), on and after June 30, 2020, the Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly, contract, create, incur or assume any Indebtedness, unless at the time of contract, creation, incurrence or assumption of such relevant Indebtedness, (i) no Default or Event of Default then exists or would result therefrom; and (ii) the Borrower has complied and after the incurrence thereof on a pro forma basis, is in compliance with Section 5.22(a) as tested on the Calculation Date immediately preceding the proposed date of such incurrence; provided that the Borrower shall not (and shall not permit any of the Guarantors to) incur any Indebtedness to Itau or Bradesco, unless Itau or Bradesco, as applicable, provides a written undertaking to the Administrative Agent in a form reasonably acceptable to the Administrative Agent on or prior to the effective date of the relevant commitment with respect to such Indebtedness not to exercise any set off rights (if any) available to it (whether contractual or under applicable law) against any of the Itau Accounts or the Bradesco Accounts, as applicable, or any property standing to the credit thereof (other than customary bank fees relating to the administration of such accounts).

(c)No Obligor nor its Subsidiaries, shall pay, or cause to be paid, any Subordinated Restricted Intercompany Indebtedness without the prior written consent of the Administrative Agent and the Non-Sinosure Administrative Agent.

(d)Any and all Intercompany Indebtedness incurred after the Restatement Closing Date shall be subject to the Subordination Agreement and shall constitute Subordinated Restricted Intercompany Indebtedness.

5.26Guarantees or Indemnities.

The Borrower shall not incur or allow to remain outstanding any guarantee or indemnity in respect of any obligation of any Person other than it or its Subsidiaries.
5.27Customer Discretion for Remittances.

The Borrower shall allow customers to select the bank accounts of the Borrower and its Consolidated Subsidiaries to which they will remit their receivables and shall not direct or encourage customers to use any particular bank account of the Borrower and its Consolidated Subsidiaries.

5.28Registration of Schedule of Payments.

The Borrower shall:
(a)within the earlier of (a) 30 days following the application for registration of a new ROF with the BACEN (Brazilian Central Bank) for the purpose of Section 3.1(a)(xix) above and (b) the Interest Payment Date or Principal Payment Date immediately following the Restatement Closing Date, deliver to the Administrative Agent evidence satisfactory to it that the aggregate Loans outstanding as of the Restatement Closing Date, and the relevant fees, expenses and commissions expressly referred to in the Financing Documents, as applicable, are registered within a duly effective ROF with the Central Bank with a duly effective Schedule of Payments;

(b)promptly obtain, if and when necessary, any further special authorization from, or give notice to, as the case may be, the Central Bank to enable each Obligor to:

(i)make payments that are specifically covered by the ROF and the Schedule of Payments on a date which is after the 120th day from the original scheduled due date of such payment;

(ii)make remittances from Brazil to make payments contemplated in the Financing Documents to which it is a party not specifically covered by the ROF and the Schedule of Payments; and

(iii)make payments of the post-default rate contemplated under the Financing Documents to which it is a party at a rate per annum in excess of 2% over the otherwise applicable interest rate.

5.29Notarization.

The Borrower shall, within thirty (30) days after receipt by the Borrower from the Administrative Agent of the original signature pages of any Financing Document executed after the Restatement Closing Date, either notarized and apostilled according to the Hague Convention of October 5, 1961 or notarized and legalized in the Brazilian consulate, as applicable, with the signatures of the parties to such Financing Document signing outside Brazil, deliver to the Administrative Agent:
(a)a translation of the Financing Documents executed in English into Portuguese by a public sworn translator in Brazil; and

(b)evidence of registration thereof with the competent Registry of Deeds and Documents (Cartório de Registro de Títulos e Documentos) in Brazil and receipt of the certificates of registration thereof, for the enforcement thereof in any competent Brazilian court.

5.30Further Assurances.

(a)Each of the Obligors shall promptly and duly execute and deliver to the Administrative Agent or Security Agent such documents and assurances and take such further action as the Administrative Agent may from time to time reasonably request in order to (i) carry out more effectively the intent and purpose of the Financing Documents; (ii) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Financing Document or other document or instrument relating to the Fiduciary Assigned Assets or Revenue Collection Accounts; (iii) perfect the Lien created or intended to be created under or evidenced by the Security Documents and (iv) establish, protect and perfect the rights and remedies created or intended to be created in favor of the Financing Parties pursuant to the Financing Documents.

(b)The Borrower shall, at the request of the Security Agent, take all such action as may be necessary (including making all filings and registration) for the purpose of the creation, perfection, protection or maintenance of any Lien conferred or intended to be conferred on the Security Agent or the Financing Parties by or pursuant to the Financing Documents.

5.31Powers of Attorney

The Borrower shall from time to time, procure that each Fiduciary Assignor shall renew any power of attorney granted pursuant to any Financing Document in order to ensure that at all times such power of attorney is valid and effective under Applicable Law.
5.32Borrower Accounts Pledges.

The Borrower shall:

(a)ensure that, for each calendar month of each fiscal year set forth below the average aggregate amount of monthly receivables (the “Average Monthly Receivables”) remitted by customers directly into the Revenue Collection Accounts, the Caixa Account and the BB Account shall be greater than or equal to the amounts set forth below (the “Minimum Average Receivables”):

Fiscal Year Ended:	Minimum Average Receivables
December 31, 2017	R170,000,000
December 31, 2018	R180,000,000
December 31, 2019	R190,000,000
December 31, 2020	R200,000,000
December 31, 2021	R210,000,000
December 31, 2022 and thereafter	R220,000,000

(b)ensure that, for each calendar month of each fiscal year the Average Monthly Receivables remitted by customers directly into Specified Collection Accounts shall be greater than or equal to R50,000,000 (the “Minimum Average Specified Receivables”); provided that, for purposes of calculating compliance with the covenants set forth in Sections 5.32(a) and (b) hereto, the Minimum Average Receivables and Minimum Average Specified Receivables shall be determined at the end of each of the following periods (i) January, February and March; (ii) April, May and June; (iii) July, August and September; and (iv) October, November and December (each, a “Testing Period”);

(c)within fifteen (15) days after each Testing Period, deliver to the Administrative Agent a statement from each relevant Account Bank setting out the details of the aggregate receivables of all Revenue Collection Accounts, together with an Officer’s Certificate of the Borrower (i) calculating the Minimum Average Receivables and Minimum Average Specified Receivables for such Testing Period and (ii) certifying that the Account Bank statements are true and complete for such Testing Period; and

(d)within forty-five (45) days after each Testing Period, deliver to the Administrative Agent the electronic documentation in portable document format - pdf, supporting all calculations delivered pursuant to paragraph (c) above.

Notwithstanding anything to the contrary contained in this Agreement, for purposes of determining whether an Event of Default has occurred and is continuing under the covenants set forth in Sections 5.32(a) and (b) hereto, the Borrower may make Minimum Receivables Cures and Minimum Specified Receivables Cures pursuant to Section 7.3 hereto.
5.33Application of FATCA.

(a)Each Obligor shall ensure that no Obligor shall become a US Tax Obligor.

(b)If this Agreement is modified or amended on a date that is more than six months after the publication in the Federal Register of regulations (i) defining the term “foreign passthru payment” for FATCA purposes or (ii) otherwise ending grandfathering with respect to FATCA Deductions in respect of foreign passthru payments, then upon the written request of the Administrative Agent, each Obligor will make, as part of such modification or amendment of this Agreement, (x) a representation that it is not a FATCA FFI, and (y) a covenant that it will ensure it will not become a FATCA FFI.

5.34FATCA Deduction and Gross-up by Obligor.

(a)If an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

(c)Each Obligor shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Administrative Agent accordingly.

(d)Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Administrative Agent for the Financing Party entitled to the payment evidence reasonably satisfactory to that Financing Party that the FATCA Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant governmental or taxation authority.

5.35FATCA Deduction by a Financing Party.

(a)Each Financing Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Financing Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Financing Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Administrative Agent.

(b)If the Administrative Agent is required to make a FATCA Deduction in respect of a payment to a Financing Party which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Administrative Agent has made such FATCA Deduction), leaves the Administrative Agent with an amount equal to the payment which would have been made by the Agent if no FATCA Deduction had been required.

(c)The Administrative Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Financing Party which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the relevant Obligor and the relevant Financing Party.

(d)The Borrower shall (within three Business Days of demand by the Administrative Agent) pay to a Financing Party an amount equal to the loss, liability or cost which that Financing Party determines will be or has been (directly or indirectly) suffered by that Financing Party as a result of another Financing Party making a FATCA Deduction in respect of a payment due to it under a Financing Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under paragraph (b) above.

(e)A Financing Party making, or intending to make, a claim under paragraph (d) above shall promptly notify the Administrative Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the Borrower.

(f)A Financing Party must, on receiving a payment from an Obligor under this Section 5.35, notify the Administrative Agent.

Section 6.	Payment Provisions; Fees.

6.1Repayment of Principal

(a)During the Ceremonial Period, the Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date in forty-eight (48) equal monthly installments of US$31,868.47 (as the same may be adjusted pursuant to Section 6.2 or 6.3 below or in accordance with the proviso to the definition of “Loan Maturity Date” and in a manner so that payments are in equal monthly installments) commencing on the first Principal Payment Date following the Restatement Closing Date.

(b)During the Amortization Period, the Borrower shall repay the aggregate principal amount of the Loans outstanding on each Principal Payment Date in equal monthly installments of US$1,528,570.06 (as the same may be adjusted pursuant to Section 6.2 or 6.3 below or in accordance with the proviso to the definition of “Loan Maturity Date” and in a manner so that payments are in equal monthly installments) commencing on the first Principal Payment Date following the end of the Ceremonial Period until the Loan Maturity Date.

6.2Voluntary Prepayments.

The Borrower may prepay the Loans, in whole or in part, subject to Break Costs if such prepayment is not made on an Interest Payment Date but otherwise without prepayment fees or other penalties, at any time, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office at least fifteen (15) Business Days’ prior written irrevocable notice (or such shorter period as the Administrative Agent, in its sole and absolute discretion, may agree to) (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of its intent to prepay the Loans, the aggregate principal amount of the proposed prepayment and the specific Borrowing or Borrowings pursuant to which such prepayment is to be made; (ii) such prepayment shall be in an aggregate principal amount of at least US$5,000,000 (or a higher integral multiple of US$1,000,000 or the remaining principal outstanding); provided, the prepayment thresholds may be adjusted to effectuate a prepayment on account of the pro rata payment requirement pursuant clause (v) below; (iii) each prepayment of Loans pursuant to this Section 6.2 shall be applied to reduce the Scheduled Principal Payments in inverse chronological order of their due dates; (iv) each prepayment of Loans shall be made with accrued interest on the amount prepaid; (v) the Borrower shall have also prepaid an amount under the Sinosure Credit Agreement pro rata to the amount prepaid hereunder; and (vi) the Borrower shall have provided reasonable assurances to the Administrative Agent that the prepayment does not violate any applicable Law of Brazil or any interpretation thereof by any Governmental Authority.

6.3Mandatory Prepayments.

Upon the occurrence of any of the following events, the Borrower shall make mandatory prepayments of the Loans as follows:
(a)Change of Control. If a Change of Control occurs;

(b)Unlawfulness. If (i) it is or becomes unlawful for the Borrower or any Material Subsidiary to perform any of its obligations under any Financing Document to which it is a party, (ii) any Financing Document, or any provision of any Financing Document, shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than a Financing Party) shall so assert in writing, unless, in relation to a provision of a Financing Document only, such cessation could not reasonably be expected to result in a Material Adverse Effect, (iii) the choice of governing law of the Financing Documents ceases to be recognized and enforced in the relevant jurisdictions or any judgment obtained in relation to a Financing Document in the jurisdiction of the governing law of that Financing Document will not be recognized or enforced in the relevant jurisdiction, (iv) any Financing Document, or any provision of any Financing Document, shall be declared to be null and void, unless, in relation to a provision of a Financing Document only, such declaration could not reasonably be expected to result in a Material Adverse Effect, (v) any of the Security Documents, the Liens arising under item (a)(i) of the definition of “Permitted Liens” or the Transaction Lien ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Financing Party) to be ineffective or ceases to confer upon the Financing Parties the priority ranking intended to be conferred, or (vi) the Borrower or any of the Guarantors shall deny that it has any further liability or obligation under any Financing Document;

(c)Cessation of Business. If the Borrower or any other Fiduciary Assignor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business as is currently conducted or ceases to exist as an operating company whose primary business is the Permitted Business except in accordance with Section 5.13;

(d)Necessary Governmental Approvals. If a License or any other Necessary Governmental Approval is terminated, suspended, revoked, withdrawn, modified, withheld or becomes invalid or shall cease to be in full force and effect and such termination, suspension, revocation, withdrawal, modification, withholding, invalidation or cessation could reasonably be expected to result in a Material Adverse Effect or if any proceeding is commenced to revoke, terminate, withdraw, suspend, modify in an adverse manner or withhold such Necessary Governmental Approval and such proceeding could reasonably be expected to result in a Material Adverse Effect and is not terminated or discharged within 120 days of its commencement;

(e)Project. If there is an abandonment, loss or destruction of the Project or any of the Telecommunications Networks which could reasonably be expected to result in a Material Adverse Effect;

(f)Nationalization. If the authority of any Obligor to conduct its business is cancelled or wholly or substantially curtailed by any seizure, nationalization, expropriation, intervention, restriction, compulsory acquisition or other action by or on behalf of any Governmental Authority and which cancellation, seizure, nationalization, expropriation, intervention, restriction, compulsory acquisition or other action has or could reasonably be expected to result in a Material Adverse Effect;

(g)Moratorium. If any Governmental Authority or central bank of Brazil declares a moratorium on external indebtedness and such moratorium has or could reasonably be expected to result in a Material Adverse Effect;

(h)Material Adverse Effect. If any event, condition or circumstance shall exist or shall have occurred which has or could reasonably be expected to result in a Material Adverse Effect as determined by the Administrative Agent acting reasonably;

(i)Change in Law. If any change in or the withdrawal or modification of any Law shall occur, including the imposition of applicable foreign exchange control regulations, that could reasonably be expected to result in a Material Adverse Effect; then, and in any such event, and at any time thereafter, the Administrative Agent may, at the instructions of the Required Lenders, immediately declare each Lender’s participation in all outstanding Loans due and payable and the Borrower shall immediately, without any Break Cost, premium, fee or penalty of any nature, prepay all outstanding Loans together with accrued interest and all other amounts accrued under the Financing Documents; or

(j)Tower Asset Sale. If on any date during the Ceremonial Period, the Borrower receives Net Cash Proceeds from any Tower Asset Sale then, not later than the fifth Business Day following the receipt by the Borrower of such Net Cash Proceeds, on such date, the Loans shall be prepaid by an amount equal to (a) 20% of such Net Cash Proceeds multiplied by (b) the Lenders Pro Rata Share; provided that (i) any such prepayment shall only be required for any Tower Asset Sale in respect of which the aggregate amount of Net Cash Proceeds received by the Borrower exceeds US$20,000,000 and (ii) with respect to any Tower Asset Sale occurring during the Ceremonial Period for which there is a schedule of payments, the Borrower shall prepay the Loans in the proportion set forth above not later than the fifth Business Day after each scheduled payment is due and the Borrower has received Net Cash Proceeds (except no payment shall be due until such time as the Borrower receives Net Cash Proceeds exceeding $20,000,000). For the avoidance of doubt, notwithstanding the threshold for prepayment in this Section 6.3(j) being met or exceeded (in accordance with the definition of “Tower Asset Sale”) the Borrower shall only be required to make a prepayment in accordance with this Section 6.3(j) from Net Cash Proceeds that it has received.

Each prepayment of Loans made pursuant to this Section 6.3 shall be applied to reduce the remaining Scheduled Principal Payments on a pro rata basis; provided that the Borrower shall also prepay an amount under the Sinosure Credit Agreement pro rata to the amount prepaid in accordance with this Section 6.3.
6.4Loan Maturity Date.

Notwithstanding anything to the contrary which may be contained in this Agreement, the outstanding principal amount of any Loans shall be repaid in full on the Loan Maturity Date.
6.5Reserved.

6.6Method and Place of Payment.

Except as specifically provided in this Section 6.6, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 5:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds to the following account:

INTERMEDIARY BANK:	Bank of China, New York Branch
SWIFT BIC:
ACCOUNT BANK:	CHINA DEVELOPMENT BANK
SWIFT BIC:
A/C NO:
BENEFICIARY:	China Development Bank Shenzhen Branch
SWIFT BIC:
REFERENCE:	Principal, Interest and Fees for Nextel Brazil

or to such other account(s) as the Administrative Agent shall designate to the Borrower in writing no later than five (5) Business Days prior to the due date for payment. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. For the avoidance of doubt, all payments under this Agreement are considered made to the Administrative Agent for the account of the Lender or Lender entitled thereto if, and only if, such payments are credited into the account(s) stated in the first sentence of this Section 6.6 in the manner set out therein.
6.7Computations.

All computations of interest and other amounts payable hereunder shall be made on the basis of a 360-day year and the actual number of days elapsed.
6.8Fees

The Borrower agrees to pay to the Administrative Agent, for its account, the restructuring fee as set forth in the Fee Letter.
6.9Application of Payments; Sharing.

(a)Subject to the provisions of this Section 6.9, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any obligations of the Borrower hereunder, it shall distribute such payment to the Lenders pro rata based upon their respective shares, if any, of the obligations with respect to which such payment was received.
(b)Each Lender agrees that, if it should receive any amount hereunder (whether by voluntary payment, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Financing Documents, or otherwise), which, in any such case, is in excess of its ratable share of payments on account of the obligations obtained by all Lenders, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the obligations of the Borrower to such Lender in such amount as shall result in a proportional participation by all the Lender in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 7.Events of Default and Remedies.

7.1Events of Default.

The occurrence of any of the following events or circumstances shall constitute an “Event of Default” hereunder with respect to the Borrower (it being understood that no such Event of Default will constitute, with respect to the Parent, a breach, default, event of default or similar condition or event howsoever described with respect to any cross-default provision in any agreement or instrument to which the Parent is party):
(a)Non-Payment. An Obligor shall fail to pay within three (3) Business Days of when due any principal or interest payable or any other amount payable pursuant to this Agreement or any other Financing Document, in each case when the same becomes or shall be declared to be due and payable (whether prior to its stated maturity or otherwise); or

(b)Cross-Default. (i) An Obligor shall default in the payment when due of any principal of or interest on the loans borrowed under the Sinosure Credit Agreement or any of its other Material Indebtedness beyond any originally applicable period of grace specified therein; (ii) any Material Indebtedness becomes due and payable or repayable prior to the stated maturity thereof by reason of an event of default (howsoever described) and otherwise than at the option of such Obligor or Parent; (iii) any guarantee, indemnity or other contingent liability given or owing by an Obligor or Parent in respect of any Material Indebtedness is not honored when due or called and any originally applicable grace period in respect thereof has expired; or (iv) a breach or default (howsoever described) occurs under any other Material Indebtedness of an Obligor or Parent, and, as a result of such breach or default, such Material Indebtedness becomes accelerated or repayable prior to its scheduled maturity date; or

(c)Misrepresentation. Any representation, warranty or certification made or deemed to be repeated by an Obligor or Parent in respect of itself in this Agreement, any other Financing Document, or in any notice or other certificate, agreement, document, financial statement or other statement delivered pursuant hereto or thereto, shall prove to have been false or misleading in any material respect when made; or

(d)Breach of Other Obligations. (i) The Borrower shall fail to comply with any term, covenant or provision set forth in the Financing Documents (other than those referred to in Sections 7.1(a) to (c) above and Section 7.1(s) below) or (ii) any of the Guarantors shall fail to comply with any term, covenant or provision set forth in the Financing Documents (other than those referred to in Sections 7.1(a) to 7.1(c) above), and in any such event described under clauses (i) and (ii) above, such failure to comply shall remain uncured for a period of more than thirty (30) days after the relevant Guarantor or the Borrower, as the case may be, has knowledge thereof or notice thereof is given to such Guarantor or the Borrower, as applicable; or

(e)Insolvency. The Borrower or any Material Subsidiary or Parent (i) shall admit its inability to, or be unable to, pay its debts as such debts become due, (ii) is, or is deemed for the purposes of any Law to be, unable to pay its debts as such debts become due, (iii) suspends making payments on its debts or announces an intention to do so, or (iv) by reason of actual or anticipated insolvency, begins negotiations with creditors generally for the rescheduling of any of its Indebtedness; or

(f)Moratorium. A moratorium is declared with respect to any Material Indebtedness of an Obligor or Parent and the moratorium remains undismissed for a period of more than thirty (30) days (for the avoidance of doubt, the ending of such moratorium will not remedy any Event of Default caused by such moratorium); or

(g)Voluntary Insolvency Proceedings. The Borrower, Parent or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under or file a petition to take advantage of any Bankruptcy Law (as now or hereafter in effect), (iv) take any corporate action for the purpose of effecting any of the foregoing or (v) take any action under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iv) hereof; or

(h)Involuntary Insolvency Proceedings (Borrower). A proceeding or case shall be commenced against the Borrower, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or a substantial part of its Property or (iii) similar relief in respect of it under any Bankruptcy Law, and such proceeding or case is undismissed or unstayed within 120 days of its commencement; or an order, judgment or decree approving or ordering any of the foregoing shall be entered and is unstayed and in effect within 120 days of such order, judgment or decree; or an order for relief against the Borrower shall be entered in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof and such order for relief, proceeding or action is undismissed or unstayed within 120 days of its commencement; or

(i)Involuntary Insolvency Proceedings (Guarantors and Parent). A proceeding or case shall be commenced against Parent or a Guarantor, without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Parent or such Guarantor or of all or a substantial part of its Property or (iii) similar relief in respect of it under any Bankruptcy Law, and such proceeding or case has or could reasonably be expected to result in a Material Adverse Effect; or an order, judgment or decree approving or ordering any of the foregoing shall be entered; or an order for relief against Parent or a Guarantor shall be entered in an involuntary case under any Bankruptcy Law; or any proceeding or action shall be commenced under any other applicable Laws which would result in a similar or equivalent outcome as set forth in subclauses (i) through (iii) hereof and in each case, such order, judgment, decree, proceeding or action has or could reasonably be expected to result in a Material Adverse Effect; or

(j)Final Judgment. Any amount in excess of 10 million Brazilian Reais (R10,000,000) (or its equivalent in other currencies) (individually or in the aggregate) (to the extent not paid, and not covered by, independent third-party insurance as to which the insurer has been notified of such judgment or order and does not dispute coverage) under any final, non-appealable judgment or judgments rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against an Obligor or Parent is unpaid, not vacated, bonded off or discharged within sixty (60) days of the rendering of such judgment or judgments; or

(k)Termination, Dissolution or Liquidation. The Borrower, Parent or any of the Guarantors shall be dissolved or liquidated (as a matter of law or otherwise) unless such dissolution or liquidation resulted from a transaction permitted under Section 5.13; or

(l)Creditors’ Process. An attachment, sequestration, distress, execution or analogous event affects all or part of the Properties of an Obligor or Parent or an exercise of a right of set-off against the Bradesco Accounts or Itau Accounts (other than customary fees) and, in each case, such process has or could reasonably be expected to result in a Material Adverse Effect; or

(m)Repudiation. The Borrower, Parent or any of the Guarantors (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Financing Document; or

(n)Reserved.

(o)Reserved.

(p)Subordination Agreement. If any Subordinated Restricted Intercompany Indebtedness is outstanding (i) Obligor or any Non-Obligor Affiliate rescinds or purports to rescind or repudiates or purports to repudiate the Subordination Agreement or (ii) any material provision of the Subordination Agreement, or the ability of any Obligor or any Non-Obligor Affiliate to perform any of its obligations under the Subordination Agreement is, or becomes, illegal, unlawful, invalid or unenforceable and a thirty (30) day period has elapsed without (x) all Subordinated Restricted Intercompany Indebtedness being converted into share capital to the Obligors or their Subsidiaries, as applicable, or (y) a new Subordination Agreement, in form and substance satisfactory to the Administrative Agent and the Sinosure Administrative Agent, being executed to cure such illegality, unlawfulness, invalidity or unenforceability; or

(q)Money Laundering. The Borrower, Parent or any of the Guarantors is convicted under any applicable law in relation to its participation in (i) corrupt practices, fraudulent practices, collusive practices or coercive practices, including, without limitation, in connection with the procurement or execution of any contract for goods or services, and any such practices violate any applicable Laws; (ii) Money Laundering or acts in breach of any applicable Law relating to Money Laundering; or (iii) the financing of terrorism in violation of the U.S. foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended from time to time); or

(r)Parent Guaranty; Support Agreement. There has been a breach under or default of the (i) Parent Guaranty or (ii) Support Agreement and such breach or default has or could reasonably be expected to have a Material Adverse Effect, provided that any failure by Parent to comply with its financial obligations or make any payment when due under the Support Agreement, taking into the account the cure provisions therein, shall be deemed to have a Material Adverse Effect for purposes of this Section 7.1(r); or

(s)    Financial Covenants. The Borrower shall fail to comply with Section 5.32 for a period of two consecutive fiscal quarters.

7.2Acceleration.

(a)If any Event of Default shall occur, then the Administrative Agent (acting at the direction of the Required Lenders) may, by notice to the Borrower, (A) declare the Loans, all accrued and unpaid interest thereon and all other amounts owing to the Lenders under the Financing Documents to be due and payable, whereupon the same shall become immediately due and payable and/or (B) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Financing Documents.

(b)Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices and other formalities of any kind are hereby expressly waived by the Borrower.

7.3Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in 5.22(a), any equity contribution and/or cash advances from Subordinated Restricted Intercompany Indebtedness made to Borrower after the last day of any fiscal half-year and on or before the day that is 30 days after the day on which financial statements are required to be delivered for that fiscal half-year will, at the option of the Borrower, be included in the calculation of Consolidated EBITDA or reduce Net Debt for the purposes of determining compliance with the financial covenant at the end of such fiscal half-year and any subsequent period that includes such fiscal half-year (any such equity contribution or loan advance, a “Leverage Test Covenant Cure”); provided that no more than two Leverage Test Covenant Cures may be made during the term of this Agreement.

(b)Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 5.22(b), if the Borrower fails to satisfy the Minimum Monthly Cash Balance in any month, no Event of Default shall be deemed to have occurred if, within three Business Days of the expiry of the Statement Delivery Period in respect of the relevant month, the Parent or its Subsidiaries (excluding the Borrower and its Subsidiaries) deposits Cash and Cash Equivalents in at least an amount equal to the difference between the Minimum Monthly Cash Balance and the Cash and Cash Equivalents held by the Borrower as of the last Business Day of the relevant calendar month into a Specified Account of the Borrower with a Specified Bank (any such deposit, a “Minimum Cash Balance Covenant Cure”); provided that no more than two Minimum Cash Balance Covenant Cures may be made during the term of this Agreement.

(c)Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 5.32(a), if the Borrower fails to satisfy the Minimum Average Receivables in any Testing Period, the Borrower may make a cure pursuant to and in accordance with the Receivables Assignment Agreement (a “Minimum Receivables Cure”).

(d)Notwithstanding anything to the contrary contained in Section 7.1, for purposes of determining whether an Event of Default has occurred under the financial covenant set forth in Section 5.32(b), no breach shall be deemed to have occurred if within three (3) Business Days after the expiry of the Statement Delivery Period, the Parent or its Subsidiaries (x) deposits Cash and Cash Equivalents in an amount at least equal to the difference between the Minimum Average Specified Receivables and the Average Monthly Receivables (the “Minimum Specified Receivables Cure Amount”) into a Specified Account with a Specified Bank, (y) provides a bank guarantee or other guarantee in a form and from an institution that is satisfactory to the Administrative Agent in its sole discretion in an amount at least equal to the Minimum Specified Receivable Cure Amount and that does not expire prior to the Minimum Average Specified Receivables being satisfied for the following Testing Period or (z) provides a standby letter of credit in a form and from an institution that is satisfactory to the Administrative Agent in its sole discretion in an amount at least equal to the Minimum Specified Receivable Cure Amount and that does not expire prior to the Minimum Average Specified Receivables being satisfied for the following Testing Period (each, a “Minimum Specified Receivables Cure”); provided that no more than two Minimum Specified Receivable Cures may be made during the term of this Agreement. The Borrower shall have the option at any time to replace a guarantee or letter of credit issued pursuant to clause (y) or (z) of the foregoing sentence with a deposit of Cash and Cash Equivalents in an amount at least equal to the Minimum Specified Receivables Cure Amount into a Specified Account with a Specified Bank.

(e)Notwithstanding anything herein to the contrary, if any cure right is exercised in accordance with Section 7.3 (including in accordance with the timeframe for such cure set forth therein), any Default or Event of Default directly arising from the failure to originally satisfy the relevant covenant (the “Underlying Cured Covenant”) shall be deemed not to have occurred, including any Default or Event of Default under Section 7.1(c) as a result of any representation made by any Obligor with respect to the Underlying Cured Covenant during the period between the breach of the Underlying Cured Covenant and the cure of such covenant. No cure exercised other than in accordance with the provisions of Section 7.3 shall have the benefit of this Section 7.3(e) unless expressly agreed otherwise in writing by the Administrative Agent.

Section 8.The Administrative Agent.

8.1Appointment and Authorization.

(a)Each Lender providing a Loan hereby irrevocably (subject to Section 8.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Collateral Agency Agreement and each Financing Document to which it is a party and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Collateral Agency Agreement or any Financing Document, together with such powers as are reasonably incidental thereto.

(b)Each Lender authorizes the Administrative Agent to execute, deliver and perform each of the Financing Documents to which the Administrative Agent is or is intended to be a party and the Collateral Agency Agreement for the benefit of the Lenders and each Lender agrees to be bound by all of the agreements of the Administrative Agent contained in the Financing Documents and the Collateral Agency Agreement.

(c)Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Collateral Agency Agreement or in any Financing Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, in the Financing Documents and in the Collateral Agency Agreement, and the Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Collateral Agency Agreement or any Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a relationship between independent contracting parties.

8.2Delegation of Duties.

(a)The Administrative Agent may execute any of its duties under this Agreement, the Collateral Agency Agreement or any Financing Document by or through agents, employees or attorneys-in-fact.
(b)The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to its duties.

8.3Liability of the Administrative Agent.

The Administrative Agent or any of its Agent-Related Persons shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, the Collateral Agency Agreement or any Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Financing Parties or any other Person for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained in this Agreement, the Collateral Agency Agreement or in any Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any of its Agent-Related Persons under or in connection with, this Agreement, the Collateral Agency Agreement or any Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Collateral Agency Agreement or any Transaction Document, or for any failure of the Borrower or any other party to any Transaction Document or the Collateral Agency Agreement to perform its obligations hereunder or thereunder. The Administrative Agent or any of its Agent-Related Persons shall not be under any obligation to any Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, any Transaction Document or the Collateral Agency Agreement, or to inspect the properties, books or records of the Borrower.
8.4Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Collateral Agency Agreement or any Financing Document (a) if such action would, in the opinion of the Administrative Agent (upon consultation with counsel), be contrary to applicable Law or the terms of any Financing Document or the Collateral Agency Agreement, (b) if such action is not specifically provided for in the Financing Documents to which the Administrative Agent is a party or the Collateral Agency Agreement, and it shall not have received such advice or concurrence of the Required Lenders as it deems appropriate, (c) if in connection with the taking of any such action that would constitute the making of a payment due under any Financing Document or the Collateral Agency Agreement, it shall not first have received from any or all of the other Financing Parties funds equal to the amount of such payment, or (d) unless, if it so requests, the Administrative Agent shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall, in all cases, be fully protected in acting, or in refraining from acting, under this Agreement, the Collateral Agency Agreement or any Financing Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Financing Parties.
8.5Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” If the Administrative Agent receives any such notice of the occurrence of a Default or an Event of Default, it shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Section 8; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
8.6Credit Decision.

Each Lender acknowledges that the Administrative Agent or any of its Agent-Related Persons has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any of its Agent-Related Persons to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any of its Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower, the Project, and all applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any of its Agent-Related Persons and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, the Collateral Agency Agreement and the Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Project. Except for notices, reports and other documents expressly required pursuant to any Financing Document or the Collateral Agency Agreement to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Project or of the Borrower which may come into the possession of the Administrative Agent or any of its Agent-Related Persons.
8.7Indemnification of Administrative Agent.

(a)Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and its Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata in accordance with the aggregate principal amount of the Loans held by such Lender, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Administrative Agent or its Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.

(b)Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share as provided above of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, the Collateral Agency Agreement, any Financing Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.

(c)The undertakings of the Lenders in this Section 8.7 shall survive the payment of all obligations hereunder and the resignation or replacement of the Administrative Agent.

8.8Administrative Agent in Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower or its Affiliates as though the Administrative Agent were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliates) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. The Administrative Agent which is also a Lender hereunder shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
8.9Successor Administrative Agent.

(a)Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders, the Borrower and the Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right (subject to prior consultation with the Borrower and the Guarantors) to appoint a successor to the resigning Administrative Agent or removed Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the giving of any notice of removal of the Administrative Agent, then the resigning Administrative Agent or Administrative Agent being removed, as the case may be, may appoint its successor. Upon the acceptance of its appointment as a successor Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such resigning or removed Administrative Agent, and such resigning Administrative Agent or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The resignation or removal of the Administrative Agent and the appointment of a successor Administrative Agent shall in no way affect any rights and obligations of the Borrower and the Guarantors under the Financing Documents (including, without limitation, any increased costs, fees or taxes).

(b)After the Administrative Agent’s resignation or removal, the provisions of this Section 8 and of Sections 10.1 and 10.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

8.10Registry.

The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Section 8.10, to maintain a register at one of its offices in China (the “Register”) on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of any Loan shall not be effective until such transfer is recorded on the

Register maintained by the Administrative Agent with respect to ownership of such Loan, and prior to such recordation all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 10.13.

Section 9.	Guaranty.

9.1Guaranty.

In order to induce the Administrative Agent, the Arranger and the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct and indirect benefits to be received by the Guarantors from the proceeds of the Loans, each of the Guarantors hereby agrees with the Financing Parties as follows: each Guarantor hereby unconditionally, absolutely and irrevocably, jointly and severally, guarantees as primary obligors and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Guarantor, unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Administrative Agent and/or the other Financing Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Financing Parties in collecting any of the Guaranteed Obligations. If a claim is ever made upon any Financing Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its Property, then and in such event each Guarantor agrees that any such judgment, decree or order shall be binding upon the Guarantors, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and the Guarantors shall be and remain jointly and severally liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. For purposes of this Guaranty, each Guarantor expressly and irrevocably waives any order, excision and division benefits they may have under any applicable jurisdiction.
9.2Bankruptcy.

Additionally, the Guarantors unconditionally and irrevocably, jointly and severally, guarantee the payment of any and all of the Guaranteed Obligations to the Financing Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Sections 7.1(e), 7.1(g) and 7.1(h), and irrevocably and unconditionally promise to pay such Guaranteed Obligations to the Financing Parties upon such occurrence.
9.3Nature of Liability.

The liability of each Guarantor hereunder is primary, absolute and unconditional, joint and several, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor or guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor, guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty or (f) any payment made to any Financing Party on the Guaranteed Obligations which any such Financing Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (g) any action or inaction by the Financing Parties as contemplated in Section 9.5, or (h) any invalidity, irregularity or enforceability of all or any part of the Guaranteed Obligations or of any security therefor.
9.4Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower or any other party or the Borrower, and a separate action or actions may be brought and prosecuted against any of the Guarantors whether or not action is brought against any other Guarantor, any other guarantor or any other party or the Borrower and whether or not any other Guarantor, guarantor, any other party or the Borrower be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable Law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any Guarantor or other circumstance which operates to toll any statute of limitations as to the Borrower or such other Guarantor shall operate to toll the statute of limitations as to each Guarantor.
9.5Authorization.

Each of the Guarantors authorizes the Financing Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, but in any event subject to the terms under this Agreement and the Financing Documents, from time to time to:
(a)upon the occurrence of an Event of Default, sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(b)exercise or refrain from exercising any rights against the Borrower, itself or others or otherwise act or refrain from acting;
(c)release or substitute any one or more endorsers, guarantors, the Borrower, itself or other obligors;
(d)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;
(e)apply any sums by whomsoever paid or howsoever realized under or in connection with any Financing Document to the Guaranteed Obligations regardless of what liability or liabilities of the Borrower remain unpaid;
(f)consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Financing Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Financing Document or any of such other instruments or agreements; and/or
(g)take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

9.6Reliance.

It is not necessary for any Financing Party to inquire into the capacity or powers of any of the Guarantors or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
9.7Waiver.

(a)Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require any Financing Party to (i) proceed against the Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, guarantor or any other party, or (iii) pursue any other remedy in any Financing Party’s power whatsoever. The Financing Parties may, at their election, foreclose on any security held by the Administrative Agent or any other Financing Party by one or more judicial or nonjudicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Financing Parties may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantors hereunder except to the extent the Guaranteed Obligations have been paid. Each of the Guarantors waives any defense arising out of any such election by the Financing Parties, even though such election operates to impair or extinguish any of its right of reimbursement or subrogation or other right or remedy against the Borrower or any other party or any security.

(b)Except as otherwise expressly stated under this Agreement or the Financing Documents, each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which it assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Financing Parties shall have any duty to advise it of information known to them regarding such circumstances or risks.

(c)Until such time as the Guaranteed Obligations have been paid in full in cash, the Guarantors hereby waive all rights of subrogation which they may at any time otherwise have as a result of this Guaranty (whether contractual, under any Bankruptcy Law, or otherwise) to the claims of the Financing Parties against the Borrower or any other Guarantors of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantors which they may at any time otherwise have as a result of this Guaranty.

(d)Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, any other Guarantor other than payment in full in cash of the Guaranteed Obligations.

(e)Each Guarantor hereby expressly waives all legal benefits set out in the following provisions of Brazilian law: articles 333, sole paragraph, 368, 821, 827, 829, 830, 834, 835, 837, 838 and

839 of the Brazilian Civil Code (Brazilian Law No. 10,406/2002, as amended) and articles 130 and 794 of the Brazilian Civil Procedure Code (Brazilian Law No. 13.105/2015, as amended). Each Guarantor acknowledges that they will receive direct and indirect benefits from the arrangements contemplated by this Agreement and that the waiver set out in this Clause is knowingly made in contemplation of such benefits.

9.8Acknowledgement.

Each Guarantor hereby acknowledges and agrees that no Financing Party nor any other Person shall be under any obligation to (i) marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of the Borrower or any other Guarantor under the Financing Documents or the obligation of such Guarantor hereunder or (ii) pursue any other remedy that such Guarantor may or may not be able to pursue itself, any right to which such Guarantor hereby waives.
9.9Payments.

All payments made by each Guarantor pursuant to this Section 9 shall be made in Dollars and will be made without setoff, counterclaim or other defense (other than that the Guaranteed Obligations have been paid in full) that may at any time be available to or be asserted by the Borrower, such Guarantor or any Person against any Financing Party whether in connection with the Financing Documents or any unrelated transaction, and shall be subject to the provisions of Sections 2.8 and 6.4.
9.10Continuing Guaranty.

This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Financing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Financing Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Financing Party to inquire into the capacity or powers of the Borrower or any Guarantor or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
9.11Limitation on Guaranteed Obligations.

Each Guarantor and each Financing Party (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of any applicable Law. To effectuate the foregoing intention, each Guarantor and each Financing Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

9.12Maximum Liability.

It is the desire and intent of the Guarantors and the Financing Parties that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any of the Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable Law.

Section 10.	Miscellaneous.

10.1Costs and Expenses.

The Borrower shall (or procure that another Obligor will), whether or not the transactions contemplated hereby are consummated and whether or not any of the following are incurred before or after the Restatement Closing Date, pay, within five (5) Business Days after demand and the presentation of an invoice, (i) all reasonable and documented costs and expenses incurred by any Financing Party (including Attorney Costs) in connection with the preparation, issuance, delivery, filing, recording and administration of the Financing Documents and any other documents which may be delivered in connection herewith or therewith, (ii) any and all amounts which any Financing Party has paid relative to curing any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Financing Document, (iii) the enforcement or preservation of any rights or remedies under this Agreement or any other Financing Document, and (iv) any reasonable and documented costs and expenses related to any amendment, waiver or consent with respect to any provision contained in this Agreement or any other Financing Document. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in Brazil, the United States, the Duchy of Luxemburg or China in connection with the execution, delivery, filing and recording of this Agreement or any other Financing Document, or any other document which may be delivered in connection with this Agreement, and agrees to save the Financing Parties harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
10.2Indemnity.

(a)The Borrower shall pay, indemnify and hold each Financing Party and each of their respective officers, directors, employees, agents, attorneys-in-fact and Affiliates (each, an “Indemnified Person”) harmless from and against any and all liabilities, losses, damages, penalties, claims, actions, judgments, suits, costs, charges, fees (including, without limitation, any judicial fees that may be due) and expenses (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Person in any way (i) relating to or arising out of this Agreement or any other Financing Document or any investigation, litigation or proceeding (including any bankruptcy, insolvency, reorganization or other similar proceeding or appellate proceeding) brought relating to or arising out of this Agreement or any other Financing Document, or the use of the proceeds thereof, (ii) resulting from the failure of the Borrower to make on a timely basis any payment when due or to borrow a Loan after a Notice of Borrowing has been delivered, or (iii) resulting from any actual presence or Release of any Hazardous Material or any Environmental Claim relating to the Land or the Project (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

(b)Survival; Defense. The obligations in this Section 10.2 shall survive payment of the Loans and all other obligations. All amounts owing under this Section 10.2 shall be paid within thirty (30) days after demand.

(c)Contribution. To the extent that any undertaking in the preceding paragraphs of this Section 10.2 may be unenforceable because it is violative of any applicable Law or public policy, the Borrower will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertaking.

(d)Settlement. So long as the Borrower is in compliance with its obligations under this Section 10.2, the Borrower shall not be liable to any Indemnified Person under this Section 10.2 for any settlement made by such Indemnified Person without the Borrower’s consent.

10.3Notices.

(a)All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or e-mail) and faxed or delivered, to the address, e-mail address or facsimile number specified for notices on the applicable signature page hereof or to such other address as shall be designated by such party in a written notice to the other parties hereto.

(b)All such notices, requests and communications (i) sent by express courier will be effective upon delivery, (ii) transmitted by facsimile will be effective when sent and facsimile confirmation received and (iii) sent by e-mail will be effective upon the sender’s receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice, request or communication or is not sent during normal business hours of the recipient, such notice, request or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)Each of the Borrower and the Guarantors acknowledges and agrees that any agreement of the Financing Parties to receive certain notices by telephone, email and facsimile is solely for the convenience and at the request of the Borrower or the Guarantors, as the case may be. The Financing Parties shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower or the relevant Guarantor to give such notice and the Financing Parties shall not have any liability to the Borrower, any Guarantor or other Person on account of any action taken or not taken by any of the Financing Parties in reliance upon such telephonic, e-mail or facsimile notice.

(d)All notices, requests and other communications hereunder and under the other Financing Documents shall be in the English language.

10.4Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. The Borrower may not assign or otherwise transfer any of its rights under this Agreement or any of the other Financing Documents.

10.5No Waiver; Remedies Cumulative.

No failure or delay on the part of any Financing Party in exercising any right, power, remedy or privilege hereunder or under any other Financing Document and no course of dealing between the Borrower or the Guarantors and any Financing Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, remedy or privilege hereunder or under any other Financing Document preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege hereunder or thereunder. No notice to or demand on an Obligor in any case shall entitle such Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Financing Party to take any other or further action in any circumstances without notice or demand. All rights, powers, remedies, and privileges, either under this Agreement or any other Financing Document or pursuant to any applicable Law or otherwise afforded to any Financing Party shall be cumulative and not alternative.
10.6No Third Party Beneficiaries.

The agreement of each Lender to make extensions of credit to the Borrower on the terms and conditions set forth in this Agreement and the other Financing Documents is solely for the benefit of the Borrower and the Guarantors, and no other Person (including any contractor, sub-contractor, supplier, worker, carrier, warehouseman, materialman or vendor furnishing supplies, goods or services to or for the benefit of the Borrower or the Project or receiving services from the Project) shall have any rights hereunder against any Financing Party with respect to the Loans, the proceeds thereof or otherwise.
10.7Reinstatement.

To the extent that any Financing Party receives any payment by or on behalf of the Borrower or a Guarantor, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or such Guarantor or to their respective estate, trustee, receiver, custodian or any other party under any Bankruptcy Law or otherwise, then to the extent of the amount so required to be repaid, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the obligations as of the date such initial payment, reduction or satisfaction occurred.
10.8No Immunity.

To the extent that the Borrower or a Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Financing Document, to claim for itself or its revenues, assets or Properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to such Person such an immunity (whether or not claimed), the Borrower and such Guarantor hereby irrevocably agree not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.
10.9Judgment Currency.

This is an international transaction in which the specification of Dollars and payment in China is of the essence, and the obligations of the Borrower or the Guarantors under this Agreement and under the other Financing Documents to make payment to (or for the account of) each Financing Party in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Financing Party in China of the full amount of Dollars payable to such Financing Party under the Financing Documents to which such Financing Party is party. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (for the purposes of this Section 10.9, hereinafter the “judgment currency”), the rate of exchange which shall be applied shall be that at which, in accordance with normal banking procedures, such Financing Party could purchase such Dollars from the London interbank market with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower or the Guarantors in respect of any such sum due from it to such Financing Party hereunder (in this Section 10.9 called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to Shenzhen, China with the amount of the judgment currency so adjudged to be due; and each of the Borrower and the Guarantors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.
10.10The Arranger.

The Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than the rights to receive reimbursement or payment of costs or expenses incurred by it as provided in Section 10.1, the right to indemnity under Section 10.2 and the right under the Guaranty.
10.11Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any other document or instrument delivered in connection herewith by facsimile transmission or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
10.12Amendment or Waiver.

(a)No provision of this Agreement or any other Financing Document may be amended, supplemented, modified or waived, except by a written instrument signed by the Required Lenders, the Borrower and the Guarantors (but only if the Borrower and the Guarantors are parties thereto), and, to the extent that its rights or obligations may be affected thereby, the Administrative Agent or the Security Agent. Notwithstanding the foregoing provisions, no such waiver and no such amendment, supplement or modification shall (i) postpone or delay the scheduled final maturity date of any Loan, without the prior written consent of each affected Lender, or postpone or delay any date fixed by this Agreement or any other Financing Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Financing Document, without the prior written consent of such Lender, (ii) reduce the principal of, or the rate of interest specified in any Financing Document on, any Loan of any Lender, without the prior written consent of such Lender, (iii) consent to the assignment or transfer by the Borrower of any of its respective obligations under this Agreement or any other Financing Document, without the prior written consent of each Lender, (iv) amend, modify or waive any provision of this Section 10.12 or Section 6.8, 10.1 or 10.2, without the prior written consent of each Lender, or (v) reduce the percentage specified in or otherwise amend the definition of Required Lenders, without the prior written consent of each Lender.

(b)Any waiver and any amendment, supplement or modification made or entered into in accordance with Section 10.12(a) shall be binding upon the Borrower, the Guarantors, the Administrative Agent, the Lenders, the Arranger and the Security Agent.

10.13Assignments, Participations, etc.

(a)Subject to Section 10.13(b) below, any Lender may, with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed or conditioned, however, it will not be considered unreasonable for the Borrower to withhold consent if any such assignment (i) could have the effect of increasing the Borrower’s or any Guarantor’s costs under the Financing Documents, due to new or increased Taxes, or otherwise or (ii) is to Itau or Bradesco), at any time assign all or any part of its Loans and the other rights and obligations of such Lender hereunder and under the other Financing Documents, to another bank or financial institution. Any partial assignment of Loans under this Section 10.13(a) shall not be less than US$10,000,000 or any integral multiple of US$5,000,000 in excess thereof.

(b)Notwithstanding Section 10.13(a) above, any Lender may, without the prior written consent of the Borrower, assign all or any part of its Loan and the other rights and obligations of such Lender hereunder and under the other Financing Documents (i) to an Affiliate of such Lender, (ii) to another Lender, (iii) to any Person following the occurrence and continuance of an Event of Default; provided, if the Loans are assigned to Itau or Bradesco pursuant to this clause (iii), any breach of the obligations contained in the proviso to Section 5.25(b) is automatically deemed waived without any action on the part of any party hereto, or (iv) if requested to do so by the Borrower under Section 2.13; provided that only with respect to assignments to an Affiliate of a Lender or another Lender (A) the assigning Lender shall have given at least ten (10) Business Days’ prior written notice to the Borrower, the Administrative Agent and the Security Agent of such proposed assignment, together with payment instructions, addresses and related information with respect to the assignee, (B) such proposed assignment would not result in any increase in Taxes or increased cost to the Borrower, (C) any partial assignment of any Loan under this Section 10.13(b) shall not be less than US$10,000,000 or any integral multiple of US$5,000,000 in excess thereof, and (D) each such assignment by a Lender of its Loans shall be made in such a manner so that the same portion of its Loans is assigned to the assignee. With respect to any assignment under this Section 10.13, the Borrower, the Administrative Agent and the Security Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned until the assigning Lender shall have delivered to the Borrower, the Administrative Agent and the Security Agent an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (an “Assignment and Acceptance”) with respect to such assignment from the assigning Lender.

(c)Subject to Section 8.10, from and after the date that the Administrative Agent notifies the assigning Lender and the Borrower that it has received an executed Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and under the other Financing Documents, and this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to effect the addition of the assignee, and any reference to the assigning Lender hereunder or under the other Financing Documents shall thereafter refer to such Lender and to the assignee to the extent of their respective interests, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Financing Documents; provided that any Lender that assigns all of its Loans hereunder in accordance with Section 10.13 shall continue to have the benefit of indemnification provisions under this Agreement to the extent any indemnification relates to facts which occurred while it was a Lender (including Sections 2.8, 2.10, 2.11, 10.1 and 10.2), which shall survive as to such assigning Lender.

(d)Any Lender (the “Originating Lender”) may, at its own cost, at any time after the initial Borrowing has occurred, sell to one or more commercial bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which is not an Affiliate of the Borrower, a Competitor or an Affiliate of a Competitor (a “Participant”) participating interests in its Loan; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Financing Documents, (iv) any such sale of participating interest shall not result in any increase in Taxes or increased cost to the Borrower or Guarantors and (v) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Financing Document. In the case of any such participation, the Participant shall not have any rights or claims under this Agreement or any of the other Financing Documents (the Participant’s rights against the Originating Lender in respect of such participation to be those set forth in the agreement executed by the Originating Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(e)Notwithstanding any other provision contained in this Agreement or any other Financing Document to the contrary, any Lender may pledge or assign as collateral security all or any portion of the Loans held by it; provided that (i) the pledge or assignment as collateral security, its enforcement and payment thereunder would not result in any increased costs or Taxes on the Borrower or the Guarantors and (ii) any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Loan to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

(f)If:

(i)a Lender assigns or transfers any of its rights or obligations under the Financing Documents or changes its Applicable Lending Office; and

(ii)as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to a permitted assignee or Lender acting through its new Applicable Lending Office under Sections 2.8 or 2.10, then the permitted assignee or Lender acting through its new Applicable Lending Office is only entitled to receive payment under those Sections to the same extent as the assigning Lender or Lender acting through its previous Applicable Lending Office would have been if the assignment, transfer or change had not occurred.

(g)Subject to actions permitted under (x) clause 5.2(a) of the Fiduciary Assignment and (y) clause 5.2(a) of the Additional Fiduciary Assignments, the Borrower shall not assign or otherwise transfer any of its rights and obligations under this Agreement or any other Financing Document without the prior written consent of the Administrative Agent (acting on the instructions of all Lenders).

10.14Survival.

All indemnities set forth herein, including, without limitation, Section 10.2, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans. In addition, each representation and warranty made or deemed to be made pursuant hereto shall survive the making of such representation and warranty (except for those representations or warranties that are made as of a specific date or that refer to a specific date or period of time), and no Lender shall be deemed to have waived, by reason of making any extension of credit, any Default or Event of Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.
10.15WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE FINANCING PARTIES TO ENTER INTO THIS AGREEMENT.
10.16Right of Set-off.

In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person (except for the notice referred to in the last sentence of this Section 10.16, any such notice being hereby expressly waived by the Borrower), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including, without limitation, by branches and agencies wherever located), to or for the account of the Borrower against any obligations of the Borrower to such Lender now or hereafter existing under this Agreement or any of the other Financing Documents, regardless of whether any such deposit or other obligation is then due and payable or is in the same currency or is booked or otherwise payable at the same office as the obligation against which it is set off and regardless of whether such Lender shall have made any demand for payment under this Agreement or any of the other Financing Documents. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided that any failure to give such notice shall invalidate such set-off and application.
10.17Severability.

Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.18Domicile of Loans.

Subject to Section 10.13, each Lender may transfer and carry its Loan at, to or for the account of any office, Subsidiary or Affiliate of such Lender.
10.19Limitation of Recourse.

There shall be full recourse to the Borrower and to all of its assets for the liabilities of the Borrower under this Agreement and the other Financing Documents, and in no event shall any employee, officer, director, advisor, consultant, agent or representative of the Borrower or the Guarantors, be personally liable or obligated for such liabilities and obligations of the Borrower or the Guarantors, as the case may be. Nothing contained herein shall affect or diminish any rights of any Person against any other Person for such other Person’s fraud, willful misrepresentation, gross negligence or willful misconduct.
10.20Governing Law; Submission to Jurisdiction; Etc.

(a)THIS AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE ) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT (EXCEPT, AS TO ANY OTHER FINANCING DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, of the courts of the State of New York sitting in the County of New York, or the Central Court of São Paulo Judicial District, State of São Paulo (if and to the extent such Brazilian court has jurisdiction) and any appellate court from any thereof, for the purposes of any action or proceeding arising out of or relating to this Agreement; provided, that any action or proceeding seeking enforcement against any collateral or other property may be brought in the courts of any other jurisdiction where such collateral or other property may be found. Each party further agrees that that the United States District Court for the Southern District of New York and of the courts of the State of New York sitting in the County of New York, if applicable, of the Central Court of São Paulo Judicial District, State of São Paulo (if and to the extent such Brazilian court has jurisdiction), and any appellate court from any thereof, shall have exclusive jurisdiction with respect to any claim or counterclaim of any Obligor based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto hereby expressly and irrevocably waives, to the fullest extent permitted by applicable Law, the jurisdiction of any other courts, in the United States of America, Brazil and/or other jurisdiction, to which it may be entitled to, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(c)To the extent any Obligor may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Brazil or elsewhere, be entitled under any applicable Law to require or claim that any Financing Party post security for costs or take similar action, each Obligor hereby irrevocably waives and agrees, to the extent permitted by law, not to claim the benefit of such entitlement.

(d)Each Obligor hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its Property, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Service upon the Process Agent shall be deemed to be personal service on the Borrower or the relevant Guarantor, as the case may be, and shall be legal and binding upon the Borrower or such Guarantor, as the case may be, for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower or the relevant Guarantor, as the case may be, or any failure on the part of the Borrower or the relevant Guarantor, as the case may be, to receive the same. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law or any right to bring legal action or proceedings in any other competent jurisdiction. To the extent permitted by applicable Law, each Obligor further irrevocably agrees to the service of process of any of the aforementioned courts in any suit, action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, return receipt requested, to the Borrower or the Guarantors, as the case may be, at the address referenced in Section 10.3, such service to be effective upon the date indicated on the postal receipt returned from the Borrower or the Guarantors, as the case may be.

(e)Each Obligor agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Properties, and, in the event that for any reason the agent mentioned above shall not serve as agent for an Obligor to receive service of process in the State of New York on its behalf, the relevant Obligor shall promptly appoint a successor reasonably satisfactory to the Administrative Agent so to serve, advise the Administrative Agent thereof, and deliver to the Administrative Agent evidence in writing of the successor agent’s acceptance of such appointment. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. § 1608.

10.21Complete Agreement.

THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AND COMPLETE AGREEMENT OF THE PARTIES HERETO, AND ALL PRIOR NEGOTIATIONS, REPRESENTATIONS, UNDERSTANDINGS, WRITINGS AND STATEMENTS OF ANY NATURE ARE HEREBY SUPERSEDED IN THEIR ENTIRETY BY THE TERMS OF THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS.
10.22English Language.

This Agreement and all other Financing Documents (other than the Receivables Assignment Agreement, the Fiduciary Assignment and the Additional Fiduciary Assignments) shall be in the English language except as required by the laws of Brazil to be in the Portuguese language (in which event, certified English translations thereof shall be provided by the Borrower to the Administrative Agent). All documents, certificates, reports or notices (including, without limitation any financial statements required hereunder) to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Financing Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties hereto shall have the right to rely for all purposes of this Agreement and the other Financing Documents.

10.23Confidentiality.

(a)Subject to the provisions of clause (b) of this Section 10.23, each Financing Party agrees that it will maintain confidentiality and will not disclose without the prior consent of the Borrower (other than, on a need-to-know basis only, to its employees, auditors, advisors or counsel or to another Financing Party if such Financing Party or such Financing Party’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 10.23 to the same extent as such Financing Party) any information with respect to Parent or any of its Subsidiaries or businesses which is now or in the future furnished pursuant to this Agreement or any other Financing Document; provided that any Financing Party may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 10.23 by the respective Financing Party, (ii) as may be strictly required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Financing Party or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be strictly required or appropriate in respect to any summons or subpoena in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Financing Party, (v) to the Administrative Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.23, (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any Loan or any interest therein by such Financing Party provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 10.23, (viii) to Caixa as party to the Caixa Credit Agreement, and (ix) to BdB as party to the BdB Credit Agreement.

(b)Each Obligor hereby acknowledges and agrees that each Financing Party may, on a need-to-know basis only, share with any of its Affiliates, and such Affiliates may share with such Financing Party, any information related to the Borrower, the Guarantors, the Parent or any of their respective Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower, the Guarantors, the Parent and their respective Subsidiaries); provided that such Persons shall be subject to the provisions of this Section 10.23 to the same extent as such Financing Party.

10.24Amendment and Restatement. The parties hereto agree that, upon the execution and delivery of this Agreement by each of the parties hereto, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the obligations created thereunder. This Agreement is not intended to and shall not constitute a “novação”, as set forth under articles 360 and subsequent articles of the Brazilian Civil Code (Brazilian Law No. 10,406/2002, as amended), of the Existing Credit Agreement or the obligations created thereunder. Without limiting the foregoing, upon the effectiveness hereof: (a) all loans incurred under the Existing Credit Agreement that are outstanding on the Restatement Closing Date shall continue as Loans under (and shall be governed by the terms of) this Agreement and the other Financing Documents, (b) all references in the “Financing Documents” and “Transaction Documents” (each as defined in the Existing Loan Agreement) to the “Agreement”, the “Financing Documents” and the “Transaction Documents” shall be deemed to refer to this Agreement, the Financing Documents and the Transaction Documents and (c) all obligations under the Existing Credit Agreement with Lender which are outstanding on the Restatement Closing Date shall continue as obligations under this Agreement and the other Financing Documents. To the extent payment in full of and the satisfaction of all obligations under this Agreement shall occur, such payment shall also be deemed to be payment in full and satisfaction of the obligations under the Existing Credit Agreement. The Borrower hereby confirms the continuing grant of the security interest in the collateral specified in the Security Documents pursuant to the Security Documents.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
NEXTEL TELECOMUNICAÇÕES LTDA., as Borrower
Notice Address:
Av. das Nações Unidas, 14.171 -27º andar
Torre Crystal - Rochaverá
CEP 04794-000 - São Paulo - SP - BR
Attention: Treasurer
Telephone No.: 55-11-94740-1011
Email: financial.operations@nextel.com.br

with a copy to:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA 20190
Attention: General Counsel
Telephone: +1 (703) 390 7286
Facsimile No.: +1 (703) 390-5191
Email: shana.smith@nii.com

Jones Day
250 Vesey Street
New York, NY 10281
Attention: Michelle Herman
Telephone: (212) 326-8373
Facsimile No.: (212) 755-7306
Email: mfherman@jonesday.com

On behalf of the Borrower
By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

The Guarantors:
NEXTEL TELECOMUNICAÇÕES DE LONGA DISTÂNCIA LTDA.
SUNBIRD PARTICIPAÇÕES LTDA.
SUNBIRD TELECOMUNICAÇÕES LTDA.

Notice Address for all Guarantors:
Av. das Nações Unidas, 14.171 -27º andar
Torre Crystal - Rochaverá
CEP 04794-000 - São Paulo - SP - BR
Attention: Treasurer
Telephone No.: 55-11-94740-1011
Email: financial.operations@nextel.com.br

with a copy to:

NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, VA 20190
Attention: General Counsel
Telephone: +1 (703) 390 7286
Facsimile No.: +1 (703) 390-5191
Email: shana.smith@nii.com

On behalf of the Guarantors
By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

CHINA DEVELOPMENT BANK, as Lender
Notice Address:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Han Xiaowei
Telephone No.: +86 (755) 2598 8305
Facsimile No.: +86 (755) 2598 7725
Email: hanxiaowei@cdb.cn

with a copy to:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Yang Fuli
Telephone No.: +86 (755) 2598 7746
Facsimile No.: +86 (755) 2598 7725
Email: yangfuli@cdb.cn

By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

CHINA DEVELOPMENT BANK, as Administrative Agent
Notice Address:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Han Xiaowei
Telephone No.: +86 (755) 2598 8305
Facsimile No.: +86 (755) 2598 7725
Email: hanxiaowei@cdb.cn

with a copy to:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Yang Fuli
Telephone No.: +86 (755) 2598 7746
Facsimile No.: +86 (755) 2598 7725
Email: yangfuli@cdb.cn

By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

CHINA DEVELOPMENT BANK, as Arranger
Notice Address:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Han Xiaowei
Telephone No.: +86 (755) 2598 8305
Facsimile No.: +86 (755) 2598 7725
Email: hanxiaowei@cdb.cn

with a copy to:

Address: 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031, China
Attention: Yang Fuli
Telephone No.: +86 (755) 2598 7746
Facsimile No.: +86 (755) 2598 7725
Email: yangfuli@cdb.cn

By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

Appendix A
to
Credit Agreement

DEFINED TERMS AND RULES OF INTERPRETATION
1.Defined Terms.

“Account Bank” shall mean each bank with which a Revenue Collection Account is opened and maintained.
“Accounting Change” shall have the meaning provided in Section 1.4 of this Agreement.

“Account Management Agreement” shall mean the account management agreement dated as of the date hereof, among the Borrower, BdB, Caixa, the Administrative Agent, Planner Trustee Distribuidora De Títulos E Valores Mobiliários LTDA. and Planner Servicos Corporativos LTDA. EPP.
“Additional Fiduciary Assignments” shall mean the non-possessory asset fiduciary assignment agreement dated as of the date hereof between each Fiduciary Assignor, the Fiduciary Creditor and the Security Agent, for the account and benefit of the Financing Parties hereunder and the financing parties under the Sinosure Credit Agreement, in relation to the assignment by such Fiduciary Assignor to the Fiduciary Creditor and the Security Agent of the Fiduciary Assigned Assets.
“Administrative Agent” shall mean China Development Bank, acting in its capacity as administrative agent for the Lenders hereunder and under the other Financing Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 8.9.

“Affected Interest Period” shall have the meaning provided in Section 2.11 of this Agreement.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agent-Related Persons” shall mean the Administrative Agent and any successor Administrative Agent appointed pursuant to Section 8.9 of this Agreement, together with their respective officers, directors, employees, representatives, attorneys, agents and Affiliates.

“Agreement” shall have the meaning provided in the preamble of this Agreement.

“AINMT” shall mean AINMT Brazil Holdings B.V.
“Airfone” shall mean Airfone Holdings, LLC (formerly known as Airfone Holdings, Inc.).

“Amortization Period” shall mean the period commencing after the end of the Ceremonial Period until the Loan Maturity Date.
“ANATEL” shall mean Agência Nacional de Telecomunicações, the federal telecommunications regulator of Brazil.

“Applicable Lending Office” shall mean, for each Lender, the “Lending Office” of such Lender (or of an Affiliate thereof) designated in Annex II to this Agreement or such other office of such Lender (or an Affiliate thereof) as such Lender may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

“Arranger” shall mean China Development Bank.

“Assignees” shall mean BdB., Caixa, China Development Bank and any of their respective successors, permitted assignees and transferees.

“Assignment and Acceptance” shall have the meaning provided in Section 10.13(b) of this Agreement.

“Assignor” shall mean the Borrower and any of its successors, permitted assignees and transferees.

“Attorney Costs” shall mean all reasonable and duly documented fees and disbursements of any law firm or other external counsel of the Lenders.

“Authorized Officer” shall mean, with respect to any Person, any Person who is duly authorized to represent and to obligate that Person in accordance with the Charter Documents of that Person.

“Average Monthly Receivables” shall have the meaning provided in Section 5.32(a) of this Agreement.

“Bankruptcy Law” shall mean the laws, regulations, decrees and rules related to bankruptcy in Brazil and any other Law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization, moratorium, winding-up or composition or readjustment of debts or any similar Law.

“BB Account” shall have the meaning provided for such term in the Receivables Assignment Agreement.
“BdB” means Banco do Brasil S.A.
“BdB Credit Agreement” shall mean that certain Bank Credit Bill No. 307.001.181, dated as of October 31, 2012, between the Borrower and BdB.
“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrower Accounts Pledges” shall mean (i) the Bradesco Receivables Assignment Agreement, (ii) the Receivables Assignment Agreement and (iii) any other fiduciary assignment guarantee over the Revenue Collection Accounts or the receivables collectible by the Borrower, entered between the Borrower, the Lender, the relevant Account Bank and the Security Agent.

“Borrowing” shall mean the borrowing of Loans from the Lenders on a given date having the same Interest Period.

“Bradesco” means Banco Bradesco S.A.
“Bradesco Accounts” means the Borrower’s bank account No. XXXXXX-X, branch XXXX, (or any replacement therefor) maintained with Bradesco pursuant to a certain depositary services agreement (Contrato de Prestação de Serviços de Depositário) entered into by and among Bradesco, the Borrower, the Lender and the Security Agent on February 25th, 2015, as amended from time to time, for the collection of receivables of the Borrower arising out of its telecommunications services by means of bank slips and automatic debt mechanisms, which has been assigned, on a fiduciary basis, to the Lender in accordance with a certain deed of assignment of receivables and bank account (Contrato de Cessão Fiduciária de Contas Bancárias) entered into, by and among, the Borrower, the Lender and the Security Agent on February 25th, 2015, as amended from time to time.
“Bradesco Receivables Assignment Agreement” shall mean the non-possessory assignment of receivables and collateral account agreement dated as of February 25, 2015, as amended from time to time, between the Assignor, the Agent and the Security Agent, in relation to the assignment by the Assignor to the Lender and the Security Agent of the receivables collected in that certain account maintained with Bradesco.
“Brazil” shall mean the Federative Republic of Brazil.

“Brazilian GAAP” shall mean the generally accepted accounting principles in Brazil, as established by Instituto dos Auditores Independentes do Brasil (IBRACON), together with its pronouncements and the pronouncements of Comissão de Valores Mobiliários (CVM) thereon from time to time.

“Break Costs” shall mean the amount (if any) by which (a) the interest (excluding the applicable Margin) that a Lender should have received for the period from the date of receipt of all or any part of its Loan or any sum due and payable by the Borrower under any Financing Document but unpaid to the last day of the current Interest Period in respect of such Loan or sum, had the principal amount of such Loan or sum received been paid on the last day of that Interest Period exceeds (b) the amount which such Lender would be able to obtain by placing an amount equal to the principal amount of such Loan or sum received or recovered by it on deposit with a leading bank in the London interbank market for a period starting on the London Banking Day following such receipt of recovery and ending on the last day of the current Interest Period.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York City, Beijing or city of São Paulo, State of São Paulo, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in any such city.

“Business Plan” shall mean the Borrower’s business plan previously delivered to the Administrative Agent prior to the date hereof and as updated from time to time pursuant to Section 5.1(k).

“Calculation Date” shall mean June 30 and December 31 of each calendar year; provided June 30, 2020 shall be the first Calculation Date occurring after the Restatement Closing Date.

“Caixa” means Caixa Econômica Federal.

“Caixa Account” shall have the meaning provided for such term in the Receivables Assignment Agreement.

“Caixa Credit Agreement” shall mean that certain Bank Credit Note No.  21.3150.777.0000001-97, issued on December 8, 2011 by the Borrower, in favor of Caixa, with the endorsement of Nextel Participações.

“Cash and Cash Equivalents” shall mean, with respect to the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Brazilian GAAP); (i) cash, including Reais or Dollars; (ii) investment in short-term deposits in banks, other similar financial institutions or corporate entities, each of which is investment grade, or subsidiaries or affiliates of such banks or financial institutions (“Acceptable Entities”) (being investments maturing in one year or less than one year from the date of deposit, including, but not limited to, investments in bank fixed deposits and other bank instruments); (iii) deposits in Acceptable Entities and investments in treasury bills and securities issued by a governmental authority including the Government of Brazil; (iv) any readily marketable debt or equity security that is customarily traded on electronic trading systems or any national or international securities exchange, valued at the most recently available trading price for such security, and for any such security denominated in a currency other than Dollars or Reais, converted into Dollars or Reais at the exchange rate noted by a national or international financial institution; (v) repurchase obligations with Acceptable Entities or other creditworthy financial institutions, in each case with a term of not more than seven (7) days for underlying securities of the types described in clauses (ii) and (iv) above; and (vi) investment grade commercial paper maturing within one year after the date of acquisition.

“Central Bank” shall mean Banco Central do Brasil, the central bank of Brazil.

“Ceremonial Period” shall mean the period commencing on (and including) the Restatement Closing Date and ending on (but excluding) the date that is 48 months from the Restatement Closing Date.

“Change of Control” shall mean:

(a)a Parent Change of Control;

(b)the Borrower ceases, directly or indirectly, to control any of the Guarantors;

(c)Nextel Participações Ltda. (formerly Nextel Telecomunicações S.A.) and McCaw International (Brazil), LLC, together cease to own 100% of the entire issued and outstanding share capital of the Borrower; or

(d)the Parent or, after the Investment Closing Date, AINMT ceases, directly or indirectly, to control the Borrower,

for purposes of this definition, “control” shall mean, with respect to a Person, (i) the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise, and (ii) the ownership (directly or indirectly) of 51% of the entire issued and outstanding share capital of such Person.
“Charter Documents” shall mean, with respect to any Person, the by-laws, or articles of incorporation or association, or incorporation deed, or other similar document of such Person.

“China” shall mean the People’s Republic of China (for purposes of this Agreement, not including Taiwan and the Special Administrative Regions of Hong Kong and Macau).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral Agency Agreement” shall mean the collateral agency agreement dated as of the date hereof, among the Administrative Agent, the Sinosure Administrative Agent, the Security Agent, the Lenders and the Sinosure Lenders party thereto in respect of the pari passu sharing of the Fiduciary Assigned Assets under the Fiduciary Assignment.

“Competitor” shall mean a Person other than the Borrower and its Affiliates who is engaged in the telecommunications business (including without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and related activities and services.

“Compliance Certificate” shall mean the certificate of the Borrower substantially in the form attached hereto as Exhibit B.

“Consolidated EBITDA” shall mean, for any period, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Brazilian GAAP), the sum of the following: (a) Consolidated Operating Income plus (b) to the extent deducted in determining Consolidated Operating Income, the sum of (i) all amounts properly charged for depreciation of Fixed Property and amortization of Intangible Property for such period on the consolidated books of the Borrower and its Consolidated Subsidiaries, plus (ii) Consolidated Interest Expense for such period, plus (iii) income tax expense, plus (iv) all other non-cash expenses, plus (v) the Management Fees paid during such period in accordance with paragraph (c)(i) of Section 5.24 (Dividends and Share Redemption), plus (vi) accrued but unpaid Management Fees, minus (c) non-cash gains, to the extent included in determining Consolidated Operating Income.

“Consolidated Indebtedness” shall mean, as at any date, the sum of the aggregate outstanding principal amount of all Indebtedness of the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Brazilian GAAP).

“Consolidated Interest Expense” shall mean, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with Brazilian GAAP), of all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period).

“Consolidated Operating Income” shall mean, for any period, the net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with Brazilian GAAP).

“Consolidated Subsidiary” shall mean, with respect to the Borrower or a Guarantor, each Subsidiary of the Borrower or such Guarantor, as the case may be, (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower or such Guarantor, as the case may be, in accordance with Brazilian GAAP.

“Control” the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting or management power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” shall mean any event or circumstance which with notice under the Financing Documents or lapse of time or both would become an Event of Default.

“Default Interest” shall have the meaning provided in Section 2.6(b) of this Agreement.

“Distribution” shall mean:

(a)the declaration, making or payment by the Borrower of any dividend, charge, fee, Interest on Equity or other distribution (or interest on any unpaid dividend, charge, fee, or other distribution) (whether in cash or in kind) on or in respect of its Equity Interest (or any class of its Equity Interest);

(b)the repayment or distribution by the Borrower of any share premium reserve; or

(c)the redemption, repurchase, defeasance, retirement or repayment by the Borrower of any of its Equity Interest or resolve to do so.

“Dollars” or “US$” and the sign “$” shall each mean freely transferable, lawful money of the United States.
“Dollar Equivalent” means, on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in USD, such amount and (b) any amount denominated in Reais, the USD equivalent of such amount of Reais, determined by using the Exchange Rate with respect to such currency.
“Entitled Person” shall have the meaning assigned to such term in Section 10.9 of this Agreement.
“Environmental Claim” shall mean, with respect to any Person, (i) any notice, claim, administrative, regulatory or judicial or equitable action, suit, Lien, judgment or demand by any other Person or (ii) any other written communication by any Governmental Authority, in either case alleging or asserting such Person’s liability for investigatory costs, cleanup costs, consultants’ fees, governmental response costs, damages to natural resources (including, without limitation, wetlands, wildlife, aquatic and terrestrial species and vegetation) or other Property, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (x) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Governmental Approval issued under any Environmental Law.

“Environmental Laws” shall mean any and all Laws, now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“Equity Interest” shall mean, at any time, any right or interest in the capital of the Borrower, whether owned directly or indirectly.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Original Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 7.1 of this Agreement.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any amount of Reais, the rate at which Reais may be exchanged into Dollars at the time of determination on such day according to the PTAX 800 rate, Opção 5, as published in the Information System of the Central Bank of Brazil (SISBACEN), as the “ask price” for such currency. If such rate does not appear on SISBACEN (or on such other information service which publishes that rate of exchange from time to time in place of SISBACEN), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems in good faith appropriate to determine such rate, and such determination shall be presumed correct absent demonstrable error.

“Existing Credit Agreement” shall have the meaning provided in the recitals to this Agreement.
“Expropriation Event” shall mean (i) any condemnation, nationalization, seizure or expropriation by a Governmental Authority of all or a substantial portion of the Property of the Borrower or of its share capital, (ii) any assumption by a Governmental Authority of control of all or a substantial portion of the Property or business operations of the Borrower or of its share capital, (iii) any taking of any action by a Governmental Authority for the dissolution or disestablishment of the Borrower or (iv) any taking of any other action by a Governmental Authority that would prevent the Borrower from carrying on its business or operations or a substantial part thereof.

“FATCA” means (a)    sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Financing Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Financing Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
“Fee Letter” shall mean that certain Fee Letter dated as of the date hereof between the Lender, the Administrative Agent and the Borrower.
“Fiduciary Assigned Assets” shall have the meaning given to the terms “Fiduciary Assigned Assets” and “Additional Fiduciary Assigned Assets”, in each case in the Fiduciary Assignment or any Additional Fiduciary Assignment, none of such assets being “bens reversíveis” as defined under Brazilian law, all of such assets being movable assets of any Fiduciary Assignor (a) procured under the Purchase Orders and Sinosure Purchase Orders which were financed by the Loans hereunder or the loans under the Sinosure Credit Agreement or (b) as indicated in Exhibit I to the Additional Fiduciary Assignment.

“Fiduciary Assignment” shall mean the non-possessory asset fiduciary assignment agreement dated as of April 12, 2012, as amended from time to time, between each Fiduciary Assignor, the Fiduciary Assignee and the Security Agent, for the account and benefit of the Financing Parties hereunder and the financing parties under the Sinosure Credit Agreement, in relation to the assignment by such Fiduciary Assignor to the Fiduciary Assignee and the Security Agent of the Fiduciary Assigned Assets.

“Fiduciary Assignee” shall mean China Development Bank as Lender and Sinosure Lender and any other Lender which becomes a Fiduciary Assignee pursuant to and in accordance with the Fiduciary Assignment.

“Fiduciary Assignor” shall mean the Borrower and any other Guarantor which becomes a Fiduciary Assignor pursuant to and in accordance with the Fiduciary Assignment or any Additional Fiduciary Assignment, and shall include any of their respective successors, permitted assignees and transferees.
“Fiduciary Creditor” shall mean China Development Bank as Lender and Sinosure Lender and any other Lender which becomes a Fiduciary Creditor pursuant to and in accordance with the Additional Fiduciary Assignment.
“Financing Documents” shall mean, collectively, this Agreement, the Parent Guaranty, any Subordination Agreement, the Security Documents, the Support Agreement, the Fee Letter, the Account Management Agreement and after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and any other document designated from time to time as such and as agreed by the Borrower and the Administrative Agent.
“Financing Parties” shall mean, collectively, the Administrative Agent, the Security Agent, the Arranger and the Lenders.

“Fixed Property” shall mean the fixed assets as reflected in the Borrower’s consolidated financial statements.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States primarily for the benefit of employees residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, or to the extent applicable, subject to Subchapter D of the Code.

“Forms” shall have the meaning provided in Section 2.8(b) of this Agreement.

“Governmental Approval” shall mean any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notice to, declaration of or with, or registration by or with, any Governmental Authority, including the Licenses.

“Governmental Authority” shall mean any government, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign, federal, state or local having jurisdiction over the matter or matters in question, including, without limitation, those in Brazil and the United States.

“Group Chart” shall mean the organization chart of the Guarantors and the Borrower and their respective Subsidiaries (including the Consolidated Subsidiaries) delivered to the Administrative Agent on August 17, 2017 that shows the direct and indirect relationship among the Guarantors, the Consolidated Subsidiaries and the Borrower (including current name, jurisdiction of incorporation and/or establishment and a list of shareholders), as such chart may be updated and replaced from time to time by the Borrower.

“Ground Rent” shall mean the monthly rent, fee or similar charge (including any value added tax, such as PIS/COFINS, or similar tax or governmental assessment or charge levied on the gross revenue derived from such payments, to the extent borne by Borrower and/or any of its Consolidated Subsidiaries as part of or together with the relevant Leaseback Rent amount) payable by the purchaser (or any of its Affiliates or any successor to or permitted assignee of purchaser or any of its Affiliates) of the Telecommunications Towers pursuant to a Permitted Sale Leaseback Transaction to the “lessor”, “sublessor”, “landlord”, “licensor”,

“sublicensor”, “assignor” or similar Person under the appropriate lease, sublease, license, assignment and or similar agreement pursuant to which such purchaser (as assignee from the Borrower or any of its Consolidated Subsidiaries) is entitled to use ground or rooftop space for the maintenance, use, and installation of the purchased Telecommunication Towers.

“Guarantors” shall mean those entities listed in Annex III, as updated from time to time to reflect any transaction permitted pursuant to Section 5.13, and a “Guarantor” shall mean any of them.

“Guaranty” shall mean the guaranty of the Guarantors pursuant to Section 9.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on all Loans made to the Borrower under this Agreement, together with all the other obligations, indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Financing Parties now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Financing Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and in each such other Financing Document.

“Hazardous Material” shall mean any substance that is regulated or could lead to liability under any Environmental Law, including, but not limited to, any petroleum or petroleum product, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s), hazardous waste, hazardous material, hazardous substance, toxic substance, contaminant or pollutant, as defined or regulated as such under, any applicable Environmental Law.

“Indebtedness” shall mean, as to any Person, without duplication, with respect to a Person, any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent of such Person for or in respect of (i) amounts borrowed or raised under any loan or credit facility; (ii) the amount of any deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business); (iii) all obligations under or in respect of letters of credit or bankers’ acceptances if issued in connection with a transaction in the nature of a borrowing or raising of finance; (iv) all obligations for borrowed money under or evidenced by bonds, debentures, notes or other similar instruments; (v) leases or hire purchase contracts, which would, in accordance with Brazilian GAAP, be treated as finance or capital leases; (vi) any other financial transaction having the effect of a borrowing or giving rise to an obligation on the part of such Person to purchase Indebtedness of another Person or provide collateral in respect thereof; or (vii) the net exposure under any hedging agreements; provided, however, that Indebtedness shall not include (a) obligations incurred in the form of reimbursement obligations for performance bonds in connection with the Licenses to the extent such obligations remain contingent and (b) Subordinated Restricted Intercompany Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 10.2(a) of this Agreement.

“Indemnified Person” shall have the meaning provided in Section 10.2(a) of this Agreement.
“Intangible Property” shall mean the intangible assets as reflected in its consolidated financial statements.

“Intercompany Indebtedness” shall mean indebtedness owed by any Obligor or any of its Consolidated Subsidiaries to the Parent or any of its Consolidated Subsidiaries.

“Intellectual Property” shall mean any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, inventions, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and the benefit of all applications and rights to use such assets.

“Interest Determination Date” shall mean, for the purposes of calculating LIBOR, the second London Banking Day prior to the commencement of any Interest Period relating to such Loan unless market practice differs in the London interbank market, in which case, the Interest Determination Date will be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Interest Determination Date will be the last of those days).

“Interest on Equity” shall mean a distribution of interest by the Borrower on its Equity Interest to its shareholders pursuant to Law 9249/95 and Law 9430/96 of Brazil, as may be amended or replaced from time to time.

“Interest Payment Date” shall mean the last day of each calendar month before the Loan Maturity Date, except that if any such date is not a Business Day, such Interest Payment Date shall fall on the immediately succeeding Business Day.

“Interest Period” shall have the meaning provided in Section 2.7 of this Agreement.

“Investment” in any Person shall mean, without duplication: (i) the acquisition (whether for cash, securities, other Property, services or otherwise) or holding of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person, or any agreement to make any such acquisition or to make any capital contribution to such Person; or (ii) the making of any deposit with, or advance, loan or other extension of credit to, such Person.

“Investment Agreement” shall mean the Investment Agreement, dated as of June 5, 2017, among AINMT Brazil Holdings AB, AINMT, Parent, NII International Telecom S.C.A. and NII Holdings.
“Investment Closing Date” shall mean the date on which AINMT Acquires 60% of the voting share capital of Parent, on a fully diluted basis, pursuant to the Investment Agreement.
“Itau” means Itau Unibanco S.A.

“Itau Accounts” means the Borrower’s bank account No. XX.XXX, branch XXXX, (or any replacement therefor) maintained with Itaú pursuant to a certain receivables collection agreement (Contrato para Prestação de Serviços de Arrecadação) entered into by and among Itau and the Borrower on December 8, 2008, as amended from time to time, for the collection of receivables of the Borrower arising out of its telecommunications services by means of bank slips and automatic debt mechanisms, which is subject to the terms and conditions set out in certain bank account management agreement (Contrato de Administração de Conta) entered into by and among the Borrower and the Security Agent on February 24, 2017.
“Judgment Currency” shall have the meaning provided in Section 10.9 of the Agreement.

“Land” shall mean any site upon which the Telecommunications Networks have been or will be installed (including in connection with the Project), together with any fixtures and civil works constructed thereon and any other easements, licenses and other real property rights and interests required in respect thereof.

“Law” shall mean, with respect to any Person (i) any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license or other governmental restriction or any official interpretation or administration of any of the foregoing by any Governmental Authority (including, without limitation, Governmental Approvals) and (ii) any directive, guideline, policy, requirement or any similar form of decision of or determination by any Governmental Authority which is binding on such Person, in each case, whether now or hereafter in effect (including, without limitation, in each case, any Environmental Law).

“Leaseback Rent” shall mean the monthly rents, fees or similar charges (including any amount included in or paid together with any such rents, fees or similar charges representing any value added tax, such as PIS/COFINS or similar tax amount or governmental assessment or charge amount levied on the gross revenue derived from such payments) payable by the Borrower and/or any of its Consolidated Subsidiaries to the purchaser (or any of its Affiliates or any successor to or permitted assignee of purchaser or any of its Affiliates) of the Telecommunications Towers pursuant to a Permitted Sale Leaseback Transaction.
“Lender” shall mean each Lender named in Annex I to this Agreement and any assignee thereof pursuant to Section 10.13 of this Agreement.

“Lenders Pro Rata Share” means with respect to any Lender at any time, an amount equal to (a) the aggregate then unpaid principal amount of such Lender’s Loans, divided by (b) the Outstanding Loan Balance.
“Leverage Ratio” shall have the meaning provided in Section 5.22(a) of this Agreement.
“Leverage Test Covenant Cure” shall have the meaning provided in Section 7.3(a) of this Agreement.
“LIBOR” shall mean, with respect to each Interest Period in respect of a Loan, the Screen Rate. If, for any reason such, rate is not available, the term “LIBOR” shall mean, for any Loan for any Interest Period therefor, the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%) as supplied to the Administrative Agent at its request quoted by the Reference Banks to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Determination Date for deposits in Dollars and for a term comparable to such Interest Period.

“Licenses” shall mean all licenses now held by the Borrower and hereafter granted to the Borrower by any Brazilian Governmental Authority, including, but not limited to, the licenses originally granted by ANATEL to Nextel Serviços de Telecomunicações Ltda. (which has been merged into the Borrower, following ANATEL’s consent) under the public bid (licitação) No. 002/2010/PVCP/SPV-ANATEL for the batches I, II, III, IV, VI, VII, IX, X, XI, XII, XIII and XL, related to mobile telecommunication services in Brazil (serviço móvel pessoal).

“Lien” shall mean, with respect to any Property of any Person, any mortgage, pledge, fiduciary sale or assignment, lien, security interest, charge, assignment (condition or otherwise), attachment, title retention, option or other encumbrance of any kind, or any other type of preferential arrangement (including title transfer and retention arrangements) that has substantially the same practical effect as a security interest.

“Loan” or “Loans” shall have the meaning provided in Section 2.1(a) of this Agreement.

“Loan Maturity Date” shall mean 98 months from the Restatement Closing Date; provided that if the loan maturity date under the BdB Credit Agreement or the Caixa Credit Agreement is accelerated or shortened (except in the case of a refinancing with BdB or Caixa whereby the Indebtedness refinanced has a final maturity date no earlier than the loan maturity date of the Indebtedness being refinanced), the Loan Maturity Date shall be the same date as the loan maturity date of the BdB Credit Agreement or Caixa Credit Agreement, as applicable; provided that if the Loan Maturity Date is shortened, the remaining Scheduled Principal Payments shall be increased on a pro rata basis so as to ensure that all loan principal is paid on or prior to such shortened Loan Maturity Date.

“London Banking Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London, England.

“Management Fee” shall mean any advisory, management, licensing, royalty or other fee paid by the Borrower and its Consolidated Subsidiaries to the Parent and its Affiliates as consideration for services rendered and the assignment, licensing and/or sublicensing of intangible assets (i) in the ordinary course of the Borrower’s (and such Affiliate’s) business and (ii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

“Margin” shall mean two point nine percent (2.9%) per annum.

“Margin Stock” shall mean margin stock within the meaning of Regulation U and Regulation X.

“Master Supply Agreement” shall mean the Master Supply Agreement effective as of February 4, 2011 between NII Holdings Inc., the Borrower, Huawei do Brasil Telecomunicações Ltda., Huawei Serviços do Brasil Ltda. and Huawei Gestão e Serviços de Telecomunicações do Brasil Ltda. in respect of the delivery of telecommunications infrastructure equipment and goods for the implementation of the Project.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, condition (financial or otherwise) or Property of the Obligors taken as a whole, (ii) the ability of the Obligors taken as a whole, to timely perform any of its obligations under any of the Transaction Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of any Transaction Document, or (iv) any material rights and remedies of the Financing Parties under any of the Financing Documents.

“Material Indebtedness” shall mean, with respect to any Obligor or the Parent, any of its Indebtedness that individually (or in the aggregate if it arises out of a series of related transactions or obligations) exceeds 10 million Brazilian Reais (R10,000,000) or its equivalent in other currencies) at any time.

“Material Subsidiary” shall mean any Subsidiary of the Borrower now or at any time hereafter meeting any one of the following conditions: (a) the assets of such Subsidiary exceed ten-percent (10%) of the aggregate assets appearing on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the most recently ended fiscal quarter of the Borrower, or (b) the gross revenues of such Subsidiary for the period of four consecutive fiscal quarters of the Borrower most recently ended exceed ten-percent (10%) of the gross revenues of the Borrower and its consolidated Subsidiaries for such period, or (c) such Subsidiary has one or more Subsidiaries and together therewith would, if considered in the aggregate, constitute a Material Subsidiary within the terms of clauses (a) and (b) of this definition. Upon the acquisition of a new Subsidiary, qualification as a “Material Subsidiary” shall be determined on a pro forma basis on the assumption that such Subsidiary had been acquired at the beginning of the relevant period of four consecutive fiscal quarters.

“McCaw” shall mean McCaw International (Brazil), LLC (formerly known as McCaw International (Brazil), Ltd.).

“Minimum Average Receivables” shall have the meaning provided in Section 5.32(a) of this Agreement.

“Minimum Average Specified Receivables” shall have the meaning provided in Section 5.32(b) of this Agreement.

"Minimum Cash Balance Covenant Cure” shall have the meaning provided in Section 7.3(b) of this Agreement.

“Minimum Monthly Cash Balance” shall have the meaning provided in Section 5.22(b) of this Agreement.
“Minimum Receivables Cure” shall have the meaning provided in Section 7.3(c) of this Agreement.
“Minimum Specified Receivables Cure” shall have the meaning provided in Section 7.3(d) of this Agreement.
“Minimum Specified Receivables Cure Amount” shall have the meaning provided in Section 7.3(d) of this Agreement.
“Money Laundering” shall mean, (i) the conversion or transfer of property, knowing it is derived from a criminal offense, for the purpose of concealing or disguising its illegal origin or of assisting any person who is involved in the commission of the crime to evade the legal consequences of its actions, (ii) the concealment or disguise of the true nature, source, location, disposition, movement, rights with respect to, or ownership of, property knowing that it is derived from a criminal offense, or (iii) the acquisition, possession or use of property knowing at the time of its receipt that it is derived from a criminal offense.

“Necessary Governmental Approval” shall have the meaning provided in Section 4.7(a) of this Agreement.

“Negotiation Period” shall have the meaning provided in Section 2.11 of this Agreement.

“Net Cash Proceeds” means in connection with any Tower Asset Sale, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, and any other cash proceeds subsequently received in respect of noncash consideration initially received, but only as and when received) of such Tower Asset Sale, net of attorneys’ fees, accountants’ fees, broker’s fees and commissions, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Tower Asset Sale (other than any such Indebtedness assumed by the purchaser of such asset and other than any Lien pursuant to a Security Document), other customary fees and expenses actually incurred in connection therewith and amounts provided as a reserve, in accordance with Brazilian GAAP, against (a) any liabilities of the Borrower under any indemnification obligations associated with such Tower Asset Sale or (b) any other liabilities retained by the Borrower associated with the properties sold in such Tower Asset Sale (provided that, in each case, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and net of taxes paid or reasonably estimated to be payable by the Borrower as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Net Debt” shall mean, with respect to the Borrower, its Consolidated Indebtedness minus its and its Consolidated Subsidiaries Cash and Cash Equivalents.

“NII Holdings” shall mean NII Holdings, Inc.
“Non-Obligor Affiliate” shall mean an Affiliate of an Obligor, which is not itself an Obligor.

“Note” shall have the meaning provided in Section 2.5(b) of this Agreement.

“Notice Office” shall mean the office of the Administrative Agent located at the address indicated below its signature or such other office, telephone or facsimile number as the Administrative Agent may hereafter designate in writing as such to each of the other parties to this Agreement.

“Obligors” shall mean the Borrower and each of the Guarantors.

“Officer’s Certificate” shall mean, (i) with respect to the Borrower, an officer’s certificate signed by an Authorized Officer of the Borrower and (ii) with respect to each Guarantor, an officer’s certificate signed by an Authorized Officer of such Guarantor.

“Original Closing Date” shall mean April 20, 2012.

“Originating Lender” shall have the meaning provided for in Section 10.13(d) of this Agreement.

“Outstanding Loan Balance” means the aggregate unpaid principal amount of all loans outstanding under this Agreement, the Sinosure Credit Agreement, the BdB Credit Agreement and the Caixa Credit Agreement.
“Parent” shall mean Nextel Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and organized under the laws of the Grand Duchy of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 214361.

“Parent Change of Control” shall mean:

(a)    prior to the Investment Closing Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (as amended), but excluding any employee benefit plan of such “person” or its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) becomes the beneficial owner, directly or indirectly, of 35% or more of the voting stock of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination); or

(b)    following the Investment Closing Date, more than 50% of the outstanding voting share capital of the Parent ceases to be owned and Controlled by AINMT Brazil Holdings B.V.

“Parent Guaranty” shall mean the Parent Guaranty dated as of the date hereof and effective as of the Restatement Closing Date, made by the Parent in favor of the Administrative Agent and the Sinosure Administrative Agent, for the benefit of the Financing Parties.

“Participant” shall have the meaning provided for in Section 10.13(d) of this Agreement.

“Permitted Business” shall mean the telecommunications business including any business conducted or proposed to be conducted (as described in NII Holding filings with the U.S. Securities and Exchange Commission) by the Borrower and its Subsidiaries on the Restatement Closing Date (which include, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and related, ancillary or complimentary businesses, activities and services.

“Permitted Disposals” shall mean, with respect to any Obligor’s assets (excluding the Licenses):

(a)disposals on arm’s-length terms in the ordinary course of trading of the disposing entity;

(b)disposals of assets in exchange for other assets comparable or superior in type, value and quality;

(c)disposals of assets which are worn out, obsolete or have been replaced;

(d)disposals arising under Section 5.13(a);

(e)disposals with the consent of the Administrative Agent;

(f)disposals on arm’s-length terms the proceeds of which are used to prepay the Loans in accordance with Section 6.2;

(g)disposals arising pursuant to a Permitted Sale Leaseback Transaction;

(h)disposals among the Obligors on arm’s-length terms; and

(i)any other disposals of assets transacted on arm’s-length terms; provided that the aggregate amount received by the Borrower in respect of such disposals does not exceed twenty-million US Dollars (US$20,000,000) (or its equivalent in other currencies) in any twelve (12) month period.

“Permitted Indebtedness” shall mean:

(a)any Indebtedness permitted under the Financing Documents, Caixa Credit Agreement and BdB Credit Agreement, and which is incurred prior to the Restatement Closing Date;

(b)Indebtedness arising under any Permitted Sale Leaseback Transaction;

(c)any Subordinated Restricted Intercompany Indebtedness;

(d)any other Indebtedness fully subordinated in right of payment and upon insolvency of the Borrower to the Lender, and under which no payment (including principal, interest or any other form of payment), prepayment or repayment may be made before the unconditional and irrevocable payment in full of all amounts under the Financing Documents;
(e)Indebtedness incurred in connection with the ordinary course of business of the Borrower, provided that the aggregate outstanding amount of such Indebtedness at any time shall not exceed US$50,000,000 (or its equivalent in BRL);

(f)Indebtedness incurred in connection with the licensing of spectrum from ANATEL and any refinancing thereof;

(g)Indebtedness incurred for the purpose of refinancing Indebtedness of the Borrower existing on the Restatement Closing Date (without any increase in the principal amount thereof or any shortening of the average maturity of any principal amount thereof in comparison with the average maturity of the Indebtedness being refinanced); and

(h)amount of any liability in respect of any guaranty for any of the items referred to in paragraphs (a) to (g) above.

“Permitted Liens” shall mean:

(a)with respect to the Fiduciary Assigned Assets, (i) the Liens created or expressed to be created pursuant to the Fiduciary Assignment or Additional Fiduciary Assignment, (ii) the “permitted liens” as defined under Section 5.1(g) of the Fiduciary Assignment or (iii) the Liens created under the Caixa Credit Agreement and BdB Credit Agreement;

(b)with respect to any Property (other than the Fiduciary Assigned Assets) of any of the Obligors:

(i)(x) the Transaction Lien, (y) Liens created under the Receivables Assignment Agreement and (z) any other Liens created under the Caixa Credit Agreement and BdB Credit Agreement;

(ii)Liens existing as of the Restatement Closing Date;

(iii)Liens in favor of (x) non-financial institutions in the ordinary course of business not to exceed R10,000,000 (Ten Million Brazilian Reais), or (y) insurance institutions;

(iv)Liens for taxes, assessments and governmental charges or levies on such Obligor that are not yet delinquent or due or which are being contested in good faith by appropriate actions or proceedings, including those provided in exchange for a financial institution’s guarantee; provided that adequate reserves with respect thereto are maintained in accordance with Brazilian GAAP on the books of such Obligor;

(v)Liens arising by operation of law in the ordinary course of business and not for borrowed money securing obligations that are not overdue for a period of more than thirty (30) days;

(vi)Liens incurred in connection with workers’ compensation claims, unemployment insurance, social security benefits and similar legislation or to secure public or statutory obligations;

(vii)Liens in favor of any Governmental Authority of Brazil arising from the bidding or acquisition of radio spectrum licenses that are necessary, complementary or ancillary for the Borrower’s telecommunications business to the extent required by applicable laws or applicable auction rules and regulations;

(viii)Liens on any Fixed Property or Intangible Property (excluding the Licenses) acquired after June 30, 2017;

(ix)easements, rights-of-way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes;

(x)Liens in favor of any other Obligor;

(xi)Liens to secure the performance of bids, tenders or other contracts (other than contracts for any Indebtedness) to the extent required in the ordinary course of business;

(xii)Liens on any other Property of such Obligor; provided that such Liens are also created in favor of the Security Agent (for the benefit of the Financing Parties) on a pari passu basis; and

(xiii)Liens created in favor of ANATEL to guarantee any credit facility and/or performance bonds issued in favor of ANATEL, including any respective renewals thereto.

“Permitted Related Party Transactions” shall mean:

(a)transactions between the Borrower and an Affiliate of the Borrower for the provision of intercompany services and assignment, licensing and/or sublicensing agreements, provided that such intercompany agreements are made (i) in the ordinary course of the Borrower’s (and such Affiliate’s) business, (ii) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, and (iii) to comply with, if any, the conditions for related party transactions adopted by the board of directors or equivalent corporate governing body of the Borrower and the relevant Affiliate;

(b)a Permitted Disposal;

(c)a merger permitted under Section 5.13(a); and

(d)the Distributions made in accordance with Section 5.24 (Dividends and Share Redemption).

“Permitted Sale Leaseback Transaction” shall mean any Sale Leaseback Transaction meeting the following requirements:

(a)the sales proceeds received by the Borrower and/or its Consolidated Subsidiaries (excluding transaction expenses reasonably incurred in respect of such Sale Leaseback Transaction) shall be applied toward the funding of the operational needs and network deployment of the Borrower and/or each Obligor;

(b)in relation to the initial closing of the Sale Leaseback Transaction, the sales proceeds received by the Borrower and/or its Consolidated Subsidiaries (excluding transaction expenses reasonably incurred in respect of such Sale Leaseback Transaction) exceed the amount equal to nine (9) times (i) the annualized Leaseback Rent (provided the Leaseback Rent excludes Ground Rent) or (ii) the difference between the annualized Leaseback Rent and the annualized Ground Rent (provided the Leaseback Rent includes Ground Rent); all such annualized rents are determined as of the initial closing date (and prorated, when applicable) of the appropriate Permitted Sale Leaseback Transaction;

(c)in relation to any deferred closing of the Sale Leaseback Transaction, the aggregate sales proceeds received by the Borrower and/or its Consolidated Subsidiaries in respect of such Sale Leaseback Transaction (excluding transaction expenses reasonably incurred in respect of such Sale Leaseback Transaction) and all previous (but closed after June 1, 2013) Permitted Sale Leaseback Transactions shall exceed the amount equal to nine (9) times (i) the annualized Leaseback Rent (provided the Leaseback Rent excludes Ground Rent) or (ii) the difference between the annualized Leaseback Rent and the annualized Ground Rent (provided the Leaseback Rent includes Ground Rent); all such annualized rents are determined as of the applicable closing date (and prorated, when applicable) of the applicable Permitted Sale Leaseback Transaction;

(d)(i) the annualized Leaseback Rent (provided the Leaseback Rent excludes Ground Rent) or (ii) the difference between the annualized Leaseback Rent and the annualized Ground Rent (provided the Leaseback Rent includes Ground Rent) payable by the Borrower and/or its Subsidiaries for each calendar year other than the first full calendar year of any such Sale Leaseback Transaction does not exceed such annualized rents payable for the immediately preceding calendar year as adjusted (A) by the official inflation rate (Índice Nacional de Preços ao Consumidor Amplo - IPCA) for such immediately preceding year, or (B) in accordance with the terms and conditions contemplated in the relevant Sale Leaseback Transaction, or (C) as a result of the exercise of any landlord right under Brazilian applicable legislation;

(e)in connection with any such Sale Leaseback Transaction, (i) the annualized Leaseback Rent (provided the Leaseback Rent excludes Ground Rent) or (ii) the difference between the annualized Leaseback Rent and the annualized Ground Rent (provided the Leaseback Rent includes Ground Rent) is treated in accordance with Brazilian GAAP as a capital lease or a financing transaction constituting Consolidated Indebtedness;

(f)the aggregate value of any such Sale Leaseback Transaction shall not exceed US$75,000,000; and

(g)no Default is continuing or would occur immediately after the consummation of any such Sale Leaseback Transaction.

“Person” shall mean any individual, corporation, limited liability company, company, voluntary association, partnership, joint venture, trust, or other enterprises or unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“PIS/COFINS” shall mean social contributions on gross revenue set forth on Brazilian Laws 9718/1998, 10637/2002 and 10833/2002, as may be amended or replaced from time to time.

“Principal Payment Dates” shall mean the last day of each calendar month before the Loan Maturity Date, except that if any such date is not a Business Day, such Principal Payment Date shall fall on the immediately succeeding Business Day.

“Process Agent” shall have the meaning provided in Section 10.20(d) of this Agreement.

“Project” shall mean the build-out and deployment of the Telecommunications Networks through purchases made pursuant to the Master Supply Agreement prior to the date hereof.

“Property” shall mean any property, Licenses, assets of any kind whatsoever, whether present or future, whether real, personal or mixed and whether tangible or intangible, and any right or interest therein.

“Purchase Order” shall mean each purchase order issued by the Borrower in accordance with the Master Supply Agreement.

“Rate Determination Notice” shall have the meaning provided in Section 2.11 of this Agreement.

“Reais” or “R” or “BRL” shall mean the lawful currency of Brazil.

“Receivables Assignment Agreement” shall mean the non-possessory assignment of receivables and collateral account agreement dated as of the date hereof, as amended from time to time, between the Assignor, the Assignees and the Security Agent, in relation to the assignment by the Assignor to the Assignees and the Security Agent of the receivables collected in that certain account maintained with Itaú.

“Reference Banks” shall mean the principal office in London of Bank of China, Citibank N.A. and Barclays Bank PLC or such other banks as may be appointed by the Administrative Agent from time to time (acting on the instructions of the Required Lenders) in consultation with the Borrower.

“Register” shall have the meaning provided in Section 8.10 of this Agreement.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (i) emissions from the engine exhaust of a motor vehicle and (ii) the normal application of fertilizer).

“Repeating Representations” shall mean each of the representations, warranties or agreements set out in Sections 4.1, 4.2, 4.5, 4.8, 4.9(a), 4.12, 4.15, 4.19, 4.24, 4.25 and 4.26.

“Required Lenders” shall mean the Lenders holding at least sixty-six and two-thirds percent (662/3%) of the aggregate outstanding principal amount of the Loans.

“Restatement Closing Date” shall mean the date upon which the conditions precedent set forth in Section 3.1 of this Agreement have been satisfied (or waived by the Administrative Agent) and all conditions set forth in Amendment No. 6 to the BdB Credit Agreement and Amendment No. 6 to the Caixa Credit Agreement have been satisfied (or waived by BdB or Caixa, respectively).

“Revenue Collection Accounts” shall mean certain revenue collection accounts of the Borrower (together with, where such term refers to the collateral constituted by such accounts that is pledged under the Security Documents, the “Receivables” and “Assigned Rights” under (and each as defined in) the Receivables Assignment Agreement), that are subject to the Liens created pursuant to the Borrower Accounts Pledges, the details of which are set out more fully in the Borrower Accounts Pledges.

“ROF” shall mean the electronic registration of the financial terms and conditions of the Loan with the Registry of Financial Operations (Registro de Operações Financeiras - ROF) module of the Electronic Declaratory Registry of the Central Bank (SISBACEN) up to sixty (60) days prior to the entry of the respective proceeds into Brazil, including, without limitation, the registration of the relevant payment schedules after the Restatement Closing Date and the entry thereof into Brazil, pursuant to the Central Bank regulations.

“Sale Leaseback Transaction” shall mean any transaction or series of transactions or arrangements pursuant to which the Borrower and/or any of its Subsidiaries sells or otherwise transfers (directly or through special purpose entities) for value any of its Telecommunications Towers and as part of such transaction, thereafter rents, leases, licenses and/or takes assignment of such Telecommunications Towers.

“Schedule of Payments” shall have the meaning provided in Section 4.7(a) of this Agreement.

“Scheduled Principal Payments” shall mean the scheduled amounts payable in respect of the principal of the Loans pursuant to Section 6.1 of this Agreement.

“Screen Rate” shall mean, with respect to each Interest Period in respect of a Loan, the LIBO Rate for Dollars for a term comparable to such Interest Period, displayed on page LIBOR01 of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lender.

“Security Agent” shall mean Planner Trustee DTVM Ltda., acting in its capacity as security agent for the Lenders and the Sinosure Lenders pursuant to the Collateral Agency Agreement, including any successors, permitted assigns and permitted transferees of Planner Trustee DTVM Ltda. as appointed under the Collateral Agency Agreement.

“Security Documents” shall mean the Borrower Accounts Pledges, the Fiduciary Assignment, the Additional Fiduciary Assignments and any other document designated as a Security Document by the Financing Parties and the Borrower (acting reasonably).

“Sinosure” shall mean the China Export and Credit Insurance Corporation or any successor thereto.

“Sinosure Administrative Agent” shall mean the “Administrative Agent” as such term is defined in the Sinosure Credit Agreement.

“Sinosure Credit Agreement” shall mean the two-hundred fifty million US Dollars (US$250,000,000) term loan credit agreement dated as of April 20, 2012 between the Borrower and China Development Bank as lender in respect of the Project.

“Sinosure Financing Documents” shall mean the “Financing Documents” as such term is defined in the Sinosure Credit Agreement.

“Sinosure Lenders” shall mean the “Lender” as such term is defined in the Sinosure Credit Agreement.

“Sinosure Purchase Orders” shall mean a Purchase Order (as defined in the Sinosure Credit Agreement).

“Specified Accounts” shall mean each of the Revenue Collection Accounts and any other account maintained by the Borrower or any of its Consolidated Subsidiaries.
“Specified Collection Accounts” shall mean (i) that certain account maintained with Bradesco subject to the Bradesco Receivables Assignment Agreement, (ii) that share of that certain account maintained with Itaú subject to the Receivables Assignment Agreement which represents 25% of the receivables collected therein and (iii) certain other Revenue Collection Accounts, entered into from time to time, between the Borrower, the Lender, the relevant Account Bank and the Security Agent.
“Specified Bank” shall mean any bank designated by the Borrower which is not an existing creditor of the Borrower.
“Statement Delivery Period” shall have the meaning provided in Section 5.1(n) of this Agreement.
“Subordinating Party” shall have the meaning provided for such term in the Subordination Agreement.
“Subordination Agreement” shall mean the loan subordination agreement, dated as of December 13, 2012, as amended, supplemented, revised or modified from time to time, between the Borrower, the Administrative Agent and the Sinosure Administrative Agent, each Subordinating Party party thereto from time to time, and the Obligors party thereto from time to time, whereby the Subordinated Restricted Intercompany Indebtedness is subordinated in right of payment and upon liquidation to the obligations of such Obligor(s) to the Financing Parties under the Financing Documents and the Sinosure Financing Documents.

“Subordinated Restricted Intercompany Indebtedness” shall mean Intercompany Indebtedness that is subject to the Subordination Agreement.
“Subsidiary” shall mean, in relation to any Person, any other Person, (i) which is controlled, directly or indirectly, by the first-mentioned Person; (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first-mentioned Person; or (iii) which is a Subsidiary of another Subsidiary of the first-mentioned Person, and for purposes of this definition, a Person shall be treated as being controlled by another if that other Person is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Substitute Basis” shall have the meaning provided in Section 2.11 of this Agreement.

“Support Agreement” shall mean that certain support agreement, dated as of the date hereof and effective as the Restatement Closing Date, by and between the Borrower, Parent, NII International Mobile S.à r.l., McCaw International (Brazil) LLC, Airfone Holdings LLC and Nextel Participações Ltda.
“Taking” shall mean any circumstance or event, or series of circumstances or events (including an Expropriation Event), in consequence of which the Project or any portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise. The term “Taken” shall have a correlative meaning.

“Taxes” shall have the meaning provided in Section 2.8(a) of this Agreement.

“Tax Benefit” shall have the meaning provided in Section 2.8(c) of this Agreement.

“Telecommunications Networks” means the telecommunications networks of the Borrower or its Affiliates in Brazil.

“Telecommunications Towers” means telecommunications towers and related equipment necessary for the operation of the Telecommunications Networks, including, without limitation, real property and/or ground leases, licenses, permits, authorizations or other applicable governmental approvals, and certain warranty rights; but excluding certain wireless telecommunications equipment.

“Testing Period” shall have the meaning provided in Section 5.32 of this Agreement.

“Total Assets” shall mean the aggregate amount of assets as reflected in its most recent financial statements delivered pursuant to Section 5.1.

“Total Liabilities” shall mean the aggregate outstanding principal amount of all Indebtedness as reflected in its most recent financial statements delivered pursuant to Section 5.1.

“Tower Asset Sale” means any sale, transfer or other disposition of a Telecommunications Tower or any Permitted Sale Leaseback Transaction. For purposes of determining whether the threshold in the proviso to Section 6.3(j) has been exceeded, any Tower Asset Sales occurring within 60 calendar days of each other shall be deemed to constitute a single Tower Asset Sale and all amounts payable by the purchaser pursuant to any Tower Asset Sale, regardless of any contractual agreed payment schedule, shall be aggregated in determining the price payable by the purchaser in connection with such Tower Asset Sale.
“Transaction Documents” shall mean, collectively, the Financing Documents and the Sinosure Credit Agreement.

“Transaction Lien” shall mean the Liens created or expressed to be created in favor of the Security Agent (for the benefit of the Financing Parties) pursuant to the Security Documents (except the Fiduciary Assignment and Additional Fiduciary Assignment).

“Transfer of Establishment” shall have the meaning provided in Section 5.13 of this Agreement.

“Twelve Month Test Period” shall have the meaning provided in Section 5.22(a) of this Agreement.
“United States” and “U.S.” shall each mean the United States of America.

“US Tax Obligor” means (a) a Borrower which is resident for tax purposes in the United States; or (b) an Obligor some or all of whose payments under the Financing Documents are from sources within the United States for United States federal income tax purposes.

2.Rules of Interpretation. In each Financing Document, unless otherwise indicated:

(a)each reference to, and the definition of, any document (including, without limitation, any Financing Document) shall be deemed to refer to such document as it may be amended, supplemented, revised or modified from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement;

(b)each reference to a Law or Governmental Approval shall be deemed to refer to such Law or Governmental Approval as the same may be amended, supplemented or otherwise modified from time to time;

(c)any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any Governmental Authority, any Person succeeding to any of its functions and capacities;

(d)references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

(e)all references to a “Section,” “Appendix,” “Annex,” “Schedule” or “Exhibit” are to a Section of such Financing Document or to an Appendix, Annex, Schedule or Exhibit attached thereto;

(f)the table of contents and Section headings and other captions therein are for the purpose of reference only and do not affect the interpretation of such Financing Document;

(g)defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders;

(h)the words “hereof”, “herein” and “hereunder”, and words of similar import, when used in any Financing Document, shall refer to such Financing Document as a whole and not to any particular provision of such Financing Document;

(i)the words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation”;

(j)where the terms of any Financing Document require that the approval, opinion, consent or other input of any party be obtained, such requirement shall be deemed satisfied only where the requisite approval, opinion, consent or other input is given by or on behalf of the relevant party in writing;

(k)all references to the “Administrative Agent”, the “Arranger”, the “Security Agent”, any “Financing Party” or any “Lender” shall be construed so as to include its successors, permitted assigns and permitted delegates; and

(l)any reference to a document shall be deemed to include all exhibits, annexes, appendices and schedules thereto.

Exhibit A
to
Credit Agreement

[FORM OF ASSIGNMENT AND ACCEPTANCE]
ASSIGNMENT AND ACCEPTANCE
[Date]
Reference is made to the Amended and Restated Credit Agreement described in Item 2 of Schedule I attached hereto (as such Credit Agreement may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.
[Name of Assignor] (the “Assignor”) and [Name of Assignee] (the “Assignee”) hereby agree as follows:
1.The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, a portion of the Assignor’s rights and obligations under the Credit Agreement as of the Settlement Date (as hereinafter defined) as specified in Item 6 of Schedule I (the “Assigned Share”) including, without limitation, all rights and obligations with respect to the Assigned Share of the outstanding Loans. After giving effect to such sale and assignment, the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 6 of Schedule I.

2.The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition or prospects of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Financing Documents or any other instrument or document furnished pursuant thereto.

3.The Assignee (i) confirms that, without breaching any confidentiality obligations, it has received a copy of the Credit Agreement and the other Financing Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action each as an agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof will be delivered to the Administrative Agent, the Security Agent and the Borrower. The effective date of this Assignment and Acceptance shall be [Date] (the “Settlement Date”).

5.Upon the delivery of a fully executed original hereof to the Administrative Agent, the Security Agent and the Borrower, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Financing Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Financing Documents.

6.On the Settlement Date, the Assignee shall pay (a) to the Administrative Agent the fee specified in Item 3 of Schedule I and (b) to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made pursuant to the Credit Agreement which are outstanding on the Settlement Date, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the outstanding Loans at the rates specified in the Credit Agreement which accrues from and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the outstanding Loans which occur from and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee.

7.THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.The addresses of the Assignee for notice and payment purposes are set forth in Items 4 and 5, respectively, of Schedule I attached hereto.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their duly authorized officers, as of the date first above written.

[NAME OF ASSIGNOR]
By:
Name:
Title:
By:
Name:
Title:

[NAME OF ASSIGNEE]
By:
Name:
Title:
By:
Name:
Title:

WITNESSES
1.
Name:
ID:

2.
Name:
ID:

The undersigned, as Administrative Agent, hereby consents to this Assignment and Acceptance pursuant to the terms and conditions under sections 10.13(a) and 10.13(b) of the Credit Agreement.

[____________________], as Administrative Agent
By:
Name:
Title:

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE

1.	Borrower:

2.
Name and date of Credit Agreement and other documents or agreements evidencing the obligations of the Borrower: Amended and Restated Credit Agreement, dated as of [], 2017 among (i) NEXTEL TELECOMUNICAÇÕES LTDA., a limited liability company (sociedade empresária limitada) organized and existing under the laws of Brazil, as the Borrower, (ii) NEXTEL TELECOMUNICAÇÕES DE LONGA DISTÂNCIA LTDA., SUNBIRD PARTICIPACOES LTDA., and SUNBIRD TELECOMUNICAÇÕES LTDA., as the Guarantors and (iii) CHINA DEVELOPMENT BANK, as Lender, Administrative Agent and Arranger.

3.	Fee payable to the Administrative Agent: $

4.	Notice Address (for Assignee):

5.	Assignee’s Payment Instructions:

6.	Assigned Share (as of Settlement Date):
Aggregate principal amount of outstanding Loans: $ (__%)

Exhibit B
to
Credit Agreement

FORM OF COMPLIANCE CERTIFICATE
[Date]
CHINA DEVELOPMENT BANK,
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
14th Floor, CITIC Tower,
No. 1093 Shennan Zhong Road
Guangdong Province, Shenzhen 518031
China
Attention: Han Xiaowei

Ladies and Gentlemen:

The undersigned, NEXTEL TELECOMUNICAÇÕES LTDA., refers to the Amended and Restated Credit Agreement dated as of [], 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meaning given to them in the Credit Agreement) among NEXTEL TELECOMUNICAÇÕES LTDA., as Borrower, NEXTEL TELECOMUNICAÇÕES DE LONGA DISTÂNCIA LTDA., and SUNBIRD TELECOMUNICAÇÕES LTDA., as Guarantors, CHINA DEVELOPMENT BANK, as Lender, Administrative Agent and Arranger, and hereby confirms that:
(i) as of [], 20[] and for the period of twelve (12) months ending on such date [and for the period of six (6) months ending on such date]1, the undersigned is in compliance with the financial ratio as set forth below:

As Calculated	Compliance (Yes/No)
Net Debt to Consolidated EBITDA

(ii) [attached hereto is a true and correct list of the locations of all the Fiduciary Assigned Assets as of [December 31, [the previous year]].]2
[Remainder of the page intentionally left blank.]
1To be included only if needed pursuant to Section 5.22(a) of the Credit Agreement.
2To be included only in the first Compliance Certificate after each fiscal year end]

Attached hereto as Schedule I are the computations and financial statements relevant to the above calculations.

Very truly yours,
NEXTEL TELECOMUNICAÇÕES LTDA.
By:
Name:
Title:

Schedule I
Compliance Certificate - Calculations
Net Debt to Consolidated EBITDA

1.	Consolidated Indebtedness
2.	Cash and Cash Equivalents
3.	Consolidated EBITDA

Exhibit C
to
Credit Agreement

FORM OF NOTE3
NOTA PROMISSÓRIA No. []
Emitida em [_____], Brasil, em [___] de [_____] de [____].
Valor: US$ [ _____]4.
Nesta data, a abaixo-assinada, NEXTEL TELECOMUNICAÇÕES LTDA. (“Nextel”), sociedade limitada, com sede na [_____], inscrita no CNPJ/MF sob o No. [ ], por esta NOTA PROMISSÓRIA pagará incondicionalmente ao CHINA DEVELOPMENT BANK (“CDB”), com sede na [ ], não à ordem, não-endossável, em fundos imediatamente disponíveis, em moeda dos Estados Unidos da América, a quantia de US$ [_____] ([_____] Dólares).
Todos os pagamentos devidos nos termos desta NOTA PROMISSÓRIA serão realizados exclusivamente em fundos imediatamente disponíveis, em moeda dos Estados Unidos da América, na seguinte conta bancária: [_____], [inserir endereço], Conta No. [_____] (ABA # [_____]) Swift [_____] para posterior crédito na Conta de Recebimento No. ___ ou em conta bancária a ser indicada pelo beneficiário a qualquer tempo.
O beneficiário desta NOTA PROMISSÓRIA poderá apresentá-la para pagamento até [_____]5 quer nos Estados Unidos da América ou na República Federativa do Brasil, à opção do beneficiário.
Todos os pagamentos da Nextel segundo esta NOTA PROMISSÓRIA deverão ser realizados livres, isentos e sem qualquer dedução ou retenção de ou relacionada a quaisquer tributos, custos, despesas, direitos ou taxas. Não obstante, se a Nextel for compelida por legislação aplicável ou de outra forma a deduzir ou reter quaisquer tributos, custos, despesas, direitos ou taxas de qualquer pagamento, o valor a ser pago deverá ser acrescido conforme necessário para que, após a realização de todas as deduções necessárias, o beneficiário desta NOTA PROMISSÓRIA receba o valor total que teria recebido caso nenhuma dedução ou retenção fosse exigida e realizada.

____________________________
3To be updated.
4The value of (i) the then outstanding aggregate principal amount or amounts of such Lender, together with (ii) the total interest payable by the Borrower to Lender during the subsequent Interest Period to evidence the Loans of such Lender..
5To be completed with the date which is three hundred and sixty (360) days after the issuance date of this Note.

Adicionalmente, a Nextel está incondicionalmente obrigada a pagar ao beneficiário desta NOTA PROMISSÓRIA todas as despesas incorridas em razão de inadimplemento e/ou execução desta NOTA PROMISSÓRIA, incluindo, sem limitação, honorários advocatícios e despesas judiciais.
Esta nota promissória será regida pelas leis da República Federativa do Brasil.
Esta NOTA PROMISSÓRIA é mencionada nas cláusulas 2.5 (b) e (c) do Contrato de Empréstimo datado de [_____], celebrado entre Nextel e o CDB, estando sujeita aos termos e condições aplicáveis descritos naquele instrumento.

São Paulo, Brasil __ de _____ de [_____].

Por: ___________________________
NEXTEL TELECOMUNICAÇÕES LTDA.
By:
Nome:
Cargo:

Por aval:

Por: ___________________________
[GARANTIDORES]
By:
Nome:
Cargo:

Em todos os casos, representantes do [_____], agem devidamente autorizados de acordo com os poderes conferidos por _____, em ____ de _____ de [_____].

Annex I
to
Credit Agreement

OUTSTANDING LOANS

Lender	Loans
CHINA DEVELOPMENT BANK	US$77,958,189.37

Annex II
to
Credit Agreement

APPLICABLE LENDING OFFICES
CHINA DEVELOPMENT BANK
Loan Lending Office:
China Development Bank, Shenzhen Branch 14th Floor, CITIC Tower, No. 1093 Shennan Zhong Road, Shenzhen 518031, Guangdong Province, China.
Attn:    Han Xiaowei
Tel:    +86 (755) 2598 8305
Fax:    +86 (755) 2598 7725

Annex III
to
Credit Agreement

GUARANTORS

1.	NEXTEL TELECOMUNICAÇÔES DE LONGA DISTÂNCIA LTDA.

2.	SUNBIRD PARTICIPAÇÔES LTDA.

3.	SUNBIRD TELECOMUNICAÇÕES LTDA.

Annex IV
to
Credit Agreement

INTERCOMPANY INDEBTEDNESS

Lender	Borrower	Note	Issue Date	Principal
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	02-2013	6/29/2006	103,193,135.28
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	03-2013	6/4/1998	67,868,980.89
			7/1/1998	14,976,560.62
			1/28/1999	24,008,082.77
			6/11/1999	404,740.00
			3/2/2000	2,599,619.92
			8/8/2000	9,998,542.61
			5/21/2001	21,572,089.35
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	04-2013	3/28/2006	3,033,232.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	05-2013	5/3/2006	6,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	06-2013	5/18/2006	3,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	07-2013	6/2/2006	2,519,625.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	08-2013	6/2/2006	2,480,375.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	09-2013	6/23/2006	6,175,257.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	10-2013	7/14/2006	3,600,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	11-2013	7/22/2006	8,157,034.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	12-2013	8/2/2006	143,145.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	13-2013	8/13/2006	5,181,701.00

NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	14-2013	9/26/2006	308,884.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	15-2013	11/13/2006	308,884.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	16-2013	10/1/2008	65,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	17-2013	3/27/2009	28,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	18-2013	4/27/2009	18,058,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	19-2013	5/13/2009	5,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	20-2013	6/26/2009	7,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	21-2013	7/13/2009	4,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	22-2013	7/30/2009	15,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	23-2013	3/14/2013	* Note was reissued as 35-2014 listed below
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	24-2013	3/22/2013	* Note was reissued as 36-2014 listed below
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	25-2013	6/10/2013	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	26-2013	6/10/2013	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	27-2013	6/10/2013	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	28-2013	6/10/2013	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	29-2013	6/10/2013	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	30-2013	6/10/2013	25,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	31-2013	6/10/2013	25,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	32-2013	6/10/2013	25,000,000.00

NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	33-2013	6/10/2013	25,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	34-2013	6/10/2013	10,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	35-2014	3/21/2014	10,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	36-2014	3/21/2014	56,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	37-2014	4/30/2014	135,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	38-2014	5/22/2014	150,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	39-2014	5/28/2014	30,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	40-2014	6/26/2014	80,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	41-2014	7/28/2012	32,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	42-2014	8/21/2014	40,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	43-2014	9/11/2014	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	44-2014	12/23/2014	25,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	45-2015	2/23/2015	50,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	46-2015	3/27/2015	55,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	47-2015	5/19/2015	31,774,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	48-2015	5/28/2015	16,226,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	49-2015	6/24/2015	55,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	50-2015	7/24/2015	31,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	51-2015	8/13/2015	30,000,000.00

NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	52-2015	8/25/2015	37,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	53-2015	9/24/2015	20,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	54-2015	10/26/2015	7,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	55-2015	11/25/2015	24,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	56-2015	12/23/2015	19,000,000.00
NII International Mobile S.à r.l.	Nextel Telecomunicações Ltda.	57-2016	3/24/2016	10,000,000.00